[Bank One News Release Letterhead]                                 Exhibit 99(a)




FOR IMMEDIATE RELEASE
---------------------


           BANK ONE REPORTS THIRD QUARTER EARNINGS OF $0.64 PER SHARE,
                            UP FROM $0.50 A YEAR AGO

         . TIER 1 CAPITAL RATIO INCREASES TO 8.4% FROM 7.5% A YEAR AGO

     . LOAN LOSS RESERVE INCREASES TO 2.73% OF LOANS FROM 1.75% A YEAR AGO

             . EFFICIENCY RATIO IMPROVES TO 57% FROM 65% A YEAR AGO


CHICAGO, October 16, 2001 - Bank One Corporation (NYSE: ONE) today announced 2001 third quarter net income of $754 million, or $0.64 per diluted share. This compares to net income of $581 million, or $0.50 per diluted share, in the year-ago quarter.

For the first nine months of 2001, operating income totaled $2.141 billion, or $1.82 per diluted share, before the accounting change recorded in the second quarter. Including this change, net income for the first nine months of 2001 was $2.097 billion, or $1.78 per diluted share. This compares to net income of $1 million, or a loss of $0.01 per diluted share after preferred dividends, a year earlier.

"We are pleased with our third quarter performance, having accomplished these results in a challenging business environment," said James Dimon, Chairman and Chief Executive Officer. "Our efforts to reduce costs, manage credit exposure and invest in key businesses are paying off. Revenue increased 4% from the second quarter and expenses were down slightly, even with the addition of the Wachovia portfolio.

"While the pace of deterioration for commercial and consumer credit quality was approximately the same as in previous quarters and remained within our expectations, the events of September 11/th/ are anticipated to adversely affect the economy. Credit quality may weaken in the coming quarters, the extent of which will be determined by the severity of the downturn," he said. "In any event, we are confident that Bank One's dramatically strengthened balance sheet and improving margins before credit costs position us well to weather any economic outcome."

Highlights of the quarter included:

 .    Employees provided around-the-clock service for our customers'
     extraordinary needs following September 11/th/, and contributed more than $1.3 million to relief efforts that was matched by the Bank One Foundation.

 .    Completed the purchase of the Wachovia credit card business, with significant terms renegotiated, which contributed to the 45% increase in First USA's net income from the second quarter.

 .    Successfully converted the Texas/Louisiana deposit system. The Company is on track for the Arizona/Utah conversion in the fourth quarter and is working to complete the remaining systems conversions around year-end 2002.

 .    Corporate Banking exposure declined $7.6 billion during the quarter and
     $28.5 billion year-to-date, in line with our strategic portfolio management efforts. By year-end, the initiative should be virtually complete, with prudent exposures at both aggregate and individual levels.

 .    New retail checking accounts in the third quarter increased 20% from the prior-year period.

 .    Renewed the partnership contract with United Airlines and launched the MSN
     Titanium Visa card.

 .    Third party sales of One Group(R) mutual funds exceeded the $1 billion mark for year-to-date September 30, 2001, an 89% increase over the comparable 2000 time period.

As previously announced, the Company anticipates a roughly $200 million after-tax restructuring charge in the fourth quarter for additional severance and real estate costs to accomplish more rapid expense reductions, accelerated systems conversions and other consolidations.

LINE OF BUSINESS DISCUSSION

Highlights - Net Income (Loss) by Line of Business

-------------------------------------------------------------------------------------------------
                                                                                 % change vs.
                                            3Q01        2Q01        3Q00       3Q00       2Q01
                                            ----        ----        ----       ----       ----
($ millions)
Retail                                     $ 310        $322       $ 251         24%       (4)%
Commercial Banking                           199         190         194          3         5
First USA                                    279         193         177         58        45
Investment Management                        101          83          86         18        22
Corporate / Unallocated                     (135)        (80)       (127)        (6)      (69)
                                           -----        ----       -----
      Total Corporation - operating          754         708         581         30         6

Accounting change                             --         (44)         --         --        NM
                                           -----        ----       -----
      Total Corporation - reported         $ 754        $664       $ 581         30%       14%

          NM = not meaningful

-------------------------------------------------------------------------------------------------

During the third quarter, certain organizational changes were made impacting the Corporate Investments and Commercial Banking businesses. The tax-oriented portfolio of Corporate Investments was transferred to Commercial Banking, while the principal investments and fixed income portfolios were transferred to Corporate/Unallocated. All results for prior periods conform to the current line of business organization.

Retail

Retail reported third quarter net income of $310 million, up $59 million, or 24%, from the year-ago quarter. The year-over-year improvement reflected higher revenue and lower noninterest expense, partially offset by higher provision for credit losses. Compared to the 2001 second quarter, net income declined $12 million, or 4%, reflecting increased provision, partially offset by lower noninterest expense.

Net interest income was $1.237 billion, essentially unchanged from a year ago. Average home equity loans increased 9% from a year ago, while average auto loans and leases decreased 13%, reflecting a deliberate reduction in the level of new auto leases. Current quarter net interest income was also unchanged from the second quarter, primarily reflecting lower average loans and deposits, offset by higher margins on deposits.

Noninterest income was $360 million, up $34 million, or 10%, from a year ago. This primarily reflected the absence of auto lease residual losses in the current quarter, compared with $58 million of such losses a year ago, and higher deposit fees, partially offset by losses on tax- advantaged investments and lower asset sale gains. Noninterest income was essentially unchanged from the second quarter.

Provision for credit losses was $247 million, up $40 million from the year-ago quarter and $46 million from the second quarter. Managed net charge-offs totaled $223 million, up from $151 million in the year-ago quarter and $201 million in the second quarter. The year-over-year increase was driven by higher charge-offs in the home equity and the auto lending portfolios, while the increase from the second quarter reflected higher charge-offs of other personal loans and auto loans and leases, partially offset by lower home equity loan charge-offs. The third quarter net charge-off ratio was 1.14%, up from 0.81% in the year-ago period and 1.07% in the second quarter.

Nonperforming assets increased $457 million from a year ago, largely driven by a $406 million increase in consumer nonperforming loans. Compared with the second quarter, nonperforming assets increased $115 million, or 10%. The allowance for credit losses expressed as a percent of loans increased to 1.35% at September 30, 2001, up from 1.27% at June 30, 2001.

Noninterest expense was $874 million, down $85 million, or 9%, from the year-ago quarter, reflecting the positive impacts from waste-reduction initiatives and reduced headcount. Compared with the second quarter, noninterest expense decreased $16 million. The efficiency ratio in the current quarter was 55%, down from 61% a year ago.

Commercial Banking

Commercial Banking reported third quarter net income of $199 million, up $5 million, or 3%, from the year-ago quarter. These results included $21 million of net income in the tax-oriented portfolio for the third quarter, which was previously reported under the Corporate Investments line of business. Results for prior periods conform to the current line of business organization.

At September 30, 2001, loans were $75.0 billion, down $12.6 billion, or 14%, from the end of the year-ago quarter and down $2.6 billion, or 3%, from the end of the second quarter. Corporate Banking loans were $40.5 billion at September 30, down $13.9 billion, or 26% from a year-ago and down $2.8 billion, or 6%, from the end of the second quarter. Middle Market loans were $34.5 billion at quarter-end, up $1.3 billion, or 4%, from last year and up slightly from the end of the second quarter.

Revenue totaled $1.067 billion, down $10 million, or 1%, from the year-ago quarter and up $9 million, or 1%, from the second quarter, with the decline in net interest income offset by growth in noninterest income.

Net interest income was $642 million, down $68 million, or 10%, from the year-ago quarter and down $40 million, or 6%, from the second quarter. This reflected lower average loan balances following efforts to reduce credit risk exposure and the impact of lower rates on customers' compensating deposit balances.

Noninterest income was $425 million, up $58 million, or 16%, from the year-ago quarter. Service charges on deposits increased $57 million, or 49%, reflecting strong improvement in Treasury Management volumes and pricing as well as a shift in the payment of fees from net interest income due to the lower value of customers' compensating deposit balances.

Compared with the second quarter, noninterest income increased $49 million, or 13%. Service charges on deposits increased $26 million, or 18%, reflecting the above-mentioned switch in the payment for services to fees from balances. Other income improved $19 million as the second quarter included a loss on the sale of assets.

The provision for credit losses was $246 million, up $20 million, or 9%, from the year-ago quarter, and up $7 million, or 3%, from the second quarter. Total net charge-offs declined from the second quarter to $230 million. This represented 1.22% of average loans, up significantly from 0.50% in the year-ago quarter, and up slightly from the second quarter. Corporate Banking net charge-offs were $131 million, or 1.27% of average loans, up from 0.56% a year-ago, but down from 1.36% in the second quarter. Third quarter charge-offs included $33 million relating to nonperforming and other distressed loan sales, compared to $68 million in the second quarter and the absence of any in the year-ago quarter. Middle Market net charge-offs were $99 million, or 1.16% of average loans, up from 0.40% in the year-ago quarter and 0.98% in the second quarter.

The allowance for credit losses at September 30, 2001, increased to $3.067 billion from $3.056 billion at the end of the second quarter. This represented 4.09% of period-end loans and 161% of nonperforming loans, compared with 3.94% and 174%, respectively, at June 30, 2001. At September 30, 2001, nonperforming loans were $1.901 billion, up $149 million, or 9%, from the second quarter. Corporate Banking nonperforming loans at quarter-end were $1.051 billion, essentially flat with the second quarter. Before reflecting the sale of nonperforming loans, Corporate Banking nonperforming loans increased $43 million during the quarter, compared to increases on a comparable basis of $245 million in the second quarter and $262 million in the first quarter. Middle Market nonperforming loans were $850 million at September 30, 2001, up $148 million from the end of the second quarter.

Noninterest expense was $539 million, down $30 million, or 5%, from the year-ago quarter and down $14 million, or 3%, from the second quarter. The declines reflected the impact of waste-reduction efforts and lower headcount. The efficiency ratio in the third quarter was 51%, improved from 53% and 52% in the year-ago and second quarters, respectively.

First USA

First USA reported third quarter net income of $279 million, up $102 million, or 58%, from the year-ago quarter. This reflected higher net interest income, lower expenses, and the addition of the Wachovia credit card business on July 27, 2001, partially offset by increased credit costs. Net income increased $86 million, or 45%, from the second quarter, driven primarily by higher net interest income, lower credit costs and reduced expenses on the legacy First USA portfolio, and the addition of the Wachovia credit card business. Third quarter results represented a 2.64% pre-tax return on outstandings, up from 1.97% in the prior quarter.

Net interest income was $1.606 billion, up $164 million, or 11%, from the year-ago quarter, reflecting the addition of the Wachovia portfolio and higher net interest margin.

Average managed loans for the third quarter were $66.6 billion, up $700 million from the year-ago period and $3.4 billion from the second quarter. Excluding the Wachovia portfolio, average loans were $61.7 billion, down $4.2 billion from the year-ago period and $1.5 billion from the second quarter. End of period managed loans increased to $66.8 billion. Excluding the Wachovia portfolio, end of period loans were $60.7 billion. First USA opened over 1.1 million new accounts during the quarter, up 58% and 15%, respectively, from the year-ago and second quarters. At September 30, 2001, 58.4 million cards were issued. First USA continues to be a leader in online card marketing and customer service with over
2.8 million registered users of its website, FirstUSA.com, up 47% from a year ago.

Noninterest income was $354 million, up $30 million, or 9%, from the year-ago quarter and $18 million, or 5%, from the second quarter, reflecting the addition of the Wachovia portfolio.

The managed provision for credit losses was $981 million, up $128 million, or 15%, from the year-ago quarter, including the addition of the Wachovia portfolio. The managed charge-off rate increased to 5.89% from 5.03% a year ago, reflecting lower average loans on the First USA portfolio and higher losses, but decreased from 6.09% in the second quarter. The managed 30-day and 90-day delinquency rates were 4.25% and 1.80%, respectively, up from 4.14% and 1.79% in the year-ago quarter and 4.10% and 1.78% in the second quarter.

Noninterest expense totaled $535 million, down $98 million, or 15%, from the year-ago quarter, reflecting lower operating costs, partially offset by the addition of the Wachovia portfolio. Noninterest expense increased $13 million from the second quarter, driven by lower operating expenses that were more than offset by the addition of the Wachovia portfolio. The efficiency ratio for the current period was 27%, down from 36% in the prior year and 29% in the second quarter.

Investment Management

Investment Management reported third quarter net income of $101 million, up $15 million, or 18%, from the year-ago quarter, reflecting a $33 million, or 8%, increase in revenue partially offset by higher provision. Compared to the prior quarter, net income increased $18 million, or 22%, reflecting modest revenue growth, lower expenses and lower provision expense.

Period-end assets under management were $130.8 billion, down 2% from the year-ago quarter and 1% from the second quarter, driven by the drop in the equity markets late in the quarter. One Group(R) mutual fund assets under management increased to $75.3 billion in the third quarter, a 9% increase year-over-year and a 1% increase from the second quarter. Overall, One Group net fund flows remained positive. In the third quarter, the mix of assets under management shifted from equity assets to money market and fixed income as the equity markets declined. Equity assets declined 13% from the second quarter, while both money market and fixed income assets increased 6%.

During the third quarter, overall One Group funds performance remained strong. The percent of client assets in funds rated 4 and 5 by Morningstar at September 30, 2001, was 61%, up from 54% in the second quarter, while 90% of assets were in funds rated three stars or higher, down from 95% in the second quarter.

Net interest income totaled $106 million, up $2 million, or 2%, from the year-ago period primarily due to a 5% increase in average loans.

Noninterest income was $317 million, up $31 million, or 11%, from the year-ago quarter. Beginning in the 2000 fourth quarter, fees associated with the in-house administration of the One Group mutual funds were recorded as revenue, with a corresponding increase in expense. Prior to that, a third-party administrator incurred such fees and expenses, which totaled $24 million in the third quarter. Excluding the impact of this change, noninterest income was up $7 million from a year ago and $9 million from the second quarter, driven primarily by an increase in sales of annuity products.

Retail brokerage sales of mutual funds and annuities were $1.2 billion in the third quarter, an increase of $203 million, or 20%, from the year-ago quarter, and $90 million, or 8%, from the second quarter. Annuity sales were robust with growth rates of 69% from a year ago and 17% from the prior quarter, partially offset by weaker mutual fund sales.

Noninterest expense of $253 million was essentially unchanged from the year-ago quarter. Excluding the expenses associated with the administration of the One Group funds, non-interest expense declined 8% from the year-ago quarter and 6% from the second quarter, driven by lower headcount, tighter cost controls and reduced operating losses. The efficiency ratio in the current quarter was 60%, down from 65% in both the year-ago and second quarters.

Corporate / Unallocated

Corporate / Unallocated includes Treasury, unallocated corporate expenses, and any gains or losses from corporate transactions. Corporate / Unallocated includes the fixed income and principal investments portfolios previously reported in Corporate Investments. Results for prior periods conform to the current line of business organization.

Corporate / Unallocated reported a net loss of $135 million, compared with net losses of $127 million in the year-ago quarter and $80 million in the second quarter.

Net interest expense was $141 million in the third quarter, relatively unchanged from a year ago. The $99 million improvement from the second quarter reflected the benefit of lower interest rates.

Noninterest income was $2 million in the third quarter, compared to $99 million in the year-ago quarter and $130 million in the second quarter. The current quarter included write-downs in the venture capital portfolio that were partially offset by gains on the sale of investment securities and other corporate transactions. Noninterest expense was $102 million in the third quarter, down from $180 million one year ago.

CREDIT QUALITY (See Line of Business discussions for additional information.)

Nonperforming assets, which include nonperforming commercial loans, other real estate owned and consumer loans 90 days past due, were $3.228 billion at the end of the third quarter, up $277 million, or 9%, from June 30, 2001. Commercial nonperforming loans increased $150 million, after the sale of $42 million of nonperforming loans. Corporate Banking nonperforming loans were essentially flat with the second quarter while Middle Market nonperforming loans increased $148 million. Consumer nonperforming loans increased $108 million from the end of the second quarter. Nonperforming assets were 1.96% of related assets at September 30, 2001, up from 1.77% at June 30, 2001.

Total managed net charge-offs in the third quarter were $1.443 billion, or 2.58% of total average managed loans, compared to $1.415 billion, or 2.50%, in the second quarter. Total managed net charge-offs in the year-ago quarter were $1.091 billion, or 1.86% of total average managed loans.

Net charge-offs of commercial loans across all lines of business in the 2001 third quarter were 1.14%, up from 1.07% in the second quarter and 0.46% in the year-ago quarter.

Net charge-offs of consumer loans were 1.14% in the third quarter, up from 1.03% in the second quarter and 0.87% in the year-ago quarter.

The credit card managed net charge-off ratio was 5.89% in the third quarter, down from 6.09% in the second quarter and up from 5.03% in the year-ago quarter.

The managed provision for credit losses in the third quarter was $1.483 billion, up from $1.415 billion in the second quarter. The reported provision for credit losses in the third quarter was $620 million, compared with $540 million in the second quarter, and exceeded net charge-offs by $54 million.

At September 30, 2001, the allowance for credit losses was $4.479 billion, up $250 million from the end of the second quarter. This represented 2.73% of period-end loans, up from 2.54% at June 30, 2001, and represented 144% of nonperforming loans, down from 148% at the end of the second quarter.

CAPITAL MANAGEMENT

The tangible common equity to tangible managed assets ratio was 5.8% at September 30, 2001, unchanged from June 30, 2001. Tier 1 and Total capital ratios were 8.4% and 11.7% at quarter-end, respectively, improved from 8.2% and 11.6% at June 30, 2001.

A $500 million common stock repurchase program was announced in the third quarter, which was a resumption of a program authorized in May, 1999.

Bank One Corporation is the nation's sixth largest bank holding company, with assets of more than $270 billion. Bank One offers a full range of financial services to large corporate and middle market commercial customers and retail consumers. It is the largest VISA credit card issuer, the third largest bank lender to small businesses and one of the top 25 managers of mutual funds. A leader in the retail market, Bank One operates more than 1,800 banking centers and a nationwide network of ATMs. Information about Bank One's financial results can be accessed on the Internet at www.bankone.com or through fax-on-demand at
                                   ---------------
877-ONE-FACT.

Forward-looking Statement

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This discussion of financial results contains forward-looking statements about the Corporation, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors--many of which are beyond the Corporation's control--could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Corporation's reports filed with the Securities and Exchange Commission, including the Corporation's Form 10-K for the year ended December 31, 2000, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with the Corporation's business and operations. Other factors described in the Corporation's December 31, 2000 Form 10-K include changes in business and economic conditions, competition, fiscal and monetary policies and legislation including the Gramm-Leach-Bliley Act of 1999.

Forward-looking statements speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events, such as further market deterioration that adversely affects credit quality, auto lease residuals and credit card asset values.

Conference Call and Webcast Information

An analyst meeting and conference call discussing the quarter's results will be held today, October 16, at 3:00 p.m. (EDT). To participate, phone (877) 668-4365 (domestic) or (706) 679-3274 (international); the access code is 1994561.

The live audio webcast will be available through the Investor Relations section of Bank One's website at www.shareholder.com/one/medialist.cfm.
                         -------------------------------------

A playback of this conference call will be available after 6:00 p.m. today through Friday, October 26, by calling (800) 642-1687 (domestic) or (406) 645-9291 (international); the access code is 1994561.


                                       ###


Media Contacts:
Thomas A. Kelly     (312) 732-7007     Stan A. Lata          (312) 732-6209

Investor Contacts:
Julie C. Benda      (312) 732-5771     Sandra M. Catanzaro   (312) 732-8013

                                                                 [LOGO] BANK ONE

                              BANK ONE CORPORATION
                              FINANCIAL SUPPLEMENT
                               THIRD QUARTER 2001

Line of Business Results*                                                  Page
------------------------                                                   ----

Retail .................................................................   11-12

Commercial Banking .....................................................   13-15

First USA...............................................................   16-17

Investment Management ..................................................   18-20

Corporate / Unallocated ................................................      21

Totals .................................................................      22


Consolidated Results
--------------------

Summary of Consolidated Selected Financial Information .................      23

Consolidated Statements of Income ......................................   24-25

Consolidated Balance Sheets ............................................      26

Credit Quality .........................................................      27

Capital and Intangible Assets ..........................................      28

Managed Income Statement Statistics ....................................      28



Additional Schedules**
--------------------

Average Balance Sheet, Yields & Rates - Managed Basis

Average Balance Sheet, Yields & Rates - Reported Basis


* See 2000 Form 10-k for definitions and methodologies. The line of business information is provided for analytical purposes and is based on management information systems, assumptions and methodologies that are under continual review.

**   Available through the Investor Relations section of www.bankone.com.
                                                         ---------------

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                         2001                          2000                3rd Qtr 2001
                                                -------------------------         ------------------------------------------------
                                                3rd Qtr  2nd Qtr  1st Qtr         4th Qtr  3rd Qtr  Chg Prior Yr.   Chg. Prior Qtr
                                                                                                   -------------------------------
                                                                                                    Amt       %      Amt      %
Retail
---------------------------------------------

INCOME STATEMENT DATA
-----------------------------------
Net interest income - FTE            $MM        $ 1,237  $ 1,236  $ 1,317    $  1,227    $  1,236  $     1      0%  $     1     0%

    Non-deposit service charges                      81       83       93          83          89       (8)    -9%       (2)   -2%
    Credit card revenue                              43       41       36          38          36        7     19%        2     5%
    Service charges on deposits                     203      198      186         191         192       11      6%        5     3%
    Fiduciary & investment management fees           32       29       29          26          25        7     28%        3    10%
    Other income (loss)                               1        8       16        (257)        (16)      17     N/M       (7)  -88%
                                                -------------------------    -----------------------------          -------
 Noninterest income                                 360      359      360          81         326       34     10%        1     0%
                                                -------------------------    -----------------------------          -------
 Total revenue                                    1,597    1,595    1,677       1,308       1,562       35      2%        2     0%

 Provision for credit losses                        247      201      244         364         207       40     19%       46    23%

    Salaries and employee benefits                  376      385      367         380         377       (1)     0%       (9)   -2%
    Other expense                                   498      505      520         597         582      (84)   -14%       (7)   -1%
                                                -------------------------    -----------------------------          -------
 Noninterest expense (3)                            874      890      887         977         959      (85)    -9%      (16)   -2%
                                                -------------------------    -----------------------------          -------
 Pretax income (loss) - FTE                         476      504      546         (33)        396       80     20%      (28)   -6%
 Tax expense (benefit) & FTE adj                    166      182      197         (16)        145       21     14%      (16)   -9%
                                                -------------------------    -----------------------------          -------
Net income                                      $   310  $   322  $   349    $    (17)   $    251  $    59     24%  $   (12)   -4%
                                                =========================    =============================          =======

FINANCIAL PERFORMANCE
------------------------------------
Return (loss) on equity                              20%      21%      24%         -1%         17%       3%              -1%
Efficiency ratio                                     55%      56%      53%         75%         61%      -6%              -1%
 Headcount - full-time (1)                       34,253   35,570   35,365      35,759      35,979   (1,726)    -5%   (1,317)   -4%

ENDING BALANCES
------------------------------------
    Commercial loans                  $B        $  12.4  $  12.4  $  12.0    $   12.1    $   11.6  $   0.8      7%  $     -     0%
     Home equity loans                             30.7     30.3     30.8        31.4        29.7      1.0      3%      0.4     1%
     Auto loans / leases                           20.4     21.4     22.2        23.1        23.9     (3.5)   -15%     (1.0)   -5%
     Other personal loans (2)                       9.9     10.9     11.1        10.7        11.6     (1.7)   -15%     (1.0)   -9%
                                                -------------------------    -----------------------------          -------
Total loans                                     $  73.4  $  75.0  $  76.1    $   77.3    $   76.8  $  (3.4)    -4%  $  (1.6)   -2%

 Assets                                            77.6     78.9     79.7        80.0        79.1     (1.5)    -2%     (1.3)   -2%

     Demand deposits                               24.7     24.4     24.5        24.9        24.2      0.5      2%      0.3     1%
     Savings                                       34.7     33.8     33.3        32.0        32.5      2.2      7%      0.9     3%
     Time                                          28.1     29.7     31.2        32.2        31.0     (2.9)    -9%     (1.6)   -5%
                                                -------------------------    -----------------------------          -------
Total deposits                                     87.5     87.9     89.0        89.1        87.7     (0.2)     0%     (0.4)    0%

Common equity                                       6.3      6.3      6.1         5.9         5.9      0.4      7%        -     0%

AVERAGE BALANCES
------------------------------------
    Commercial loans                  $B        $  12.4  $  12.2  $  11.9    $   11.6    $   11.8  $   0.6      5%  $   0.2     2%
     Home equity loans                             30.8     30.5     31.1        30.8        28.3      2.5      9%      0.3     1%
     Auto loans / leases                           21.0     21.7     22.4        24.2        24.0     (3.0)   -13%     (0.7)   -3%
     Other personal loans (2)                      10.0     10.9     11.3        10.1        10.6     (0.6)    -6%     (0.9)   -8%
                                                -------------------------    -----------------------------          -------
 Total loans                                       74.2     75.3     76.7        76.7        74.7     (0.5)    -1%     (1.1)   -1%

 Assets                                            78.3     79.4     81.0        81.0        78.8     (0.5)    -1%     (1.1)   -1%

     Demand deposits                               24.1     24.1     24.1        24.1        24.3     (0.2)    -1%        -     0%
     Savings                                       34.4     33.5     32.5        32.5        33.1      1.3      4%      0.9     3%
     Time                                          28.8     30.6     31.9        31.4        30.5     (1.7)    -6%     (1.8)   -6%
                                                -------------------------    -----------------------------          -------
Total deposits                                     87.3     88.2     88.5        88.0        87.9     (0.6)    -1%     (0.9)   -1%

Common equity                                       6.3      6.2      6.0         5.9         5.9      0.4      7%      0.1     2%


(1) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.
(2) First quarter is favorably impacted by tax refund anticipation loan activity.
(3) Certain capitalized expenses have been reclassified from salaries to other expense in all periods.


N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                        2001                          2000                3rd Qtr 2001
                                                -------------------------         ------------------------------------------------
                                                3rd Qtr  2nd Qtr  1st Qtr         4th Qtr  3rd Qtr  Chg Prior Yr.   Chg. Prior Qtr
                                                                                                   -------------------------------
                                                                                                    Amt       %      Amt      %
Retail - con't
---------------------------------------------

CREDIT QUALITY
---------------------------------
Net charge-offs:                     $MM
     Small business commercial                 $     20  $    17  $    10    $     20 $    11   $    9     82%  $     3    18%

     Home equity loans                               84       93       73          49      59       25     42%       (9)  -10%
     Auto loans / leases (1)                         84       72       89          66      54       30     56%       12    17%
     Other personal loans                            35       19       34          24      27        8     30%       16    84%
                                               --------------------------    -------------------------          -------
     Total consumer (1)                             203      184      196         139     140       63     45%       19    10%
                                               --------------------------    -------------------------          -------
    Total net charge-offs (1)                       223      201      206         159     151   $   72     48%  $    22    11%

Net charge-off ratios:
    Small business commercial                      0.65%    0.56%    0.34%       0.69%   0.37%    0.27%            0.09%

    Home equity loans                              1.09%    1.22%    0.94%       0.64%   0.83%    0.26%           -0.13%
    Auto loans / leases (1)                        1.60%    1.33%    1.59%       1.09%   0.90%    0.70%            0.27%
    Other personal loans                           1.40%    0.70%    1.20%       0.95%   1.02%    0.38%            0.70%
    Total consumer (1)                             1.31%    1.17%    1.21%       0.85%   0.89%    0.42%            0.15%
    Total net charge-offs (1)                      1.14%    1.07%    1.07%       0.83%   0.81%    0.33%            0.07%

Nonperforming assets:
     Commercial                      $MM       $    244  $   246  $   231    $    215 $   187   $   57     30%  $    (2)   -1%
     Consumer                                       914      804      728         697     508      406     80%      110    14%
                                               --------------------------    -------------------------          -------
     Total nonperforming loans                    1,158    1,050      959         912     695      463     67%      108    10%
     Other including OREO                            76       69       77          83      82       (6)    -7%        7    10%
                                               --------------------------    -------------------------          -------
    Total nonperforming assets                 $  1,234  $ 1,119  $ 1,036    $    995 $   777   $  457     59%  $   115    10%

Allowance for loan losses            $MM       $    990  $   949  $   924    $    846     N/A      N/A    N/A   $    41     4%
Allowance to period end loans                      1.35%    1.27%    1.21%       1.09%    N/A      N/A             0.08%
Allowance to nonperforming loans                     85%      90%      96%         93%    N/A      N/A               -5%
Nonperforming assets to related assets             1.68%    1.49%    1.36%       1.29%   1.01%    0.67%            0.19%

DISTRIBUTION
---------------------------------
 # Banking centers                                1,805    1,808    1,811       1,810   1,818      (13)    -1%       (3)    0%
 # ATMs                                           5,652    5,703    5,762       6,055   6,377     (725)   -11%      (51)   -1%

 # On-line customers                 000s         1,040    1,035      931         918     825      215     26%        5     0%
 # Households                                     7,361    7,499    7,586       7,679   7,781     (420)    -5%     (138)   -2%
 # Business customers                               512      530      513         519     533      (21)    -4%      (18)   -3%
 # Debit cards issued                             4,359    4,256    4,178       4,159   4,173      186      4%      103     2%

INVESTMENTS
---------------------------------
Investment sales volume              $MM       $  1,231  $ 1,141  $ 1,138    $    939 $ 1,028   $  203     20%  $    90     8%


(1) Third, second and first quarter 2001 amounts include $14 million, $24 million and $40 million, respectively, of charge offs which are not so classified in the company's GAAP financials because they are part of a portfolio which has been accounted for as loans held at a discount. The inclusion of these amounts in charge offs more accurately reflects the performance of the portfolio. In the Corporation's financial statements, these items result in a higher provision in excess of net charge-offs.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                            2001                         2000                3rd Qtr 2001
                                                  ----------------------------   ---------------------------------------------------
                                                   3rd Qtr    2nd Qtr  1st Qtr   4th Qtr   3rd Qtr  Chg Prior Yr.     Chg. Prior Qtr
                                                                                                    --------------------------------
                                                                                                    Amt        %      Amt         %
Commercial Banking
-------------------------------------------

INCOME STATEMENT DATA
-----------------------------------
Net interest income - FTE            $MM          $      642  $   682  $   697   $    699  $   710  $   (68)   -10%   $  (40)   -6%

    Non-deposit service charges                          178      179      161        160      166       12      7%       (1)   -1%
    Credit card revenue                                   21       22       22         19       19        2     11%       (1)   -5%
    Service charges on deposits                          174      148      131        137      117       57     49%       26    18%
    Fiduciary & investment management fees                 6        2        1         (1)      (2)       8     N/M        4    N/M
    Investment sec. gains (losses)                       (12)       -        -          -        -      (12)     0%      (12)    0%
    Trading                                               81       67       77         57       77        4      5%       14    21%
    Other income (loss)                                  (23)     (42)      (6)       (20)     (10)     (13)    N/M       19    45%
                                                  ----------------------------   --------------------------           ------
 Noninterest income                                      425      376      386        352      367       58     16%       49    13%
                                                  ----------------------------   --------------------------           ------
 Total revenue                                         1,067    1,058    1,083      1,051    1,077      (10)    -1%        9     1%

 Provision for credit losses                             246      239      264      1,079      226       20      9%        7     3%

    Salaries and employee benefits                       261      263      270        237      275      (14)    -5%       (2)   -1%
    Other expense                                        278      290      288        324      294      (16)    -5%      (12)   -4%
                                                  ----------------------------   --------------------------           ------
Noninterest expense (6)                                  539      553      558        561      569      (30)    -5%      (14)   -3%
                                                  ----------------------------   --------------------------           ------
Pretax income (loss) - FTE                               282      266      261       (589)     282        -      0%       16     6%
Tax expense (benefit) & FTE adj                           83       76       73       (237)      88       (5)    -6%        7     9%
                                                  ----------------------------   --------------------------           ------
Net income                                        $      199  $   190  $   188   $   (352) $   194  $     5      3%   $    9     5%
                                                  ============================   ==========================           ======

Memo: Revenue by activity (5)
    Lending-related revenue                              478      495      524        538      555      (77)   -14%      (17)   -3%
    Treasury management services (1)                     288      292      272        262      251       37     15%       (4)   -1%
    Capital markets  (2)                                 161      165      164        121      161        -      0%       (4)   -2%
    Other                                                140      106      123        130      110       30     27%       34    32%

FINANCIAL PERFORMANCE
-----------------------------------
Return (loss) on equity                                   11%      11%      11%       -20%      11%       0%               0%
Efficiency ratio                                          51%      52%      52%        53%      53%      -2%              -1%

Headcount - full-time
    Corporate Banking (including Capital Markets)      4,410    4,666    4,684      4,779    4,804     (394)    -8%     (256)   -5%
    Middle Market                                      4,034    3,952    4,041      4,179    4,267     (233)    -5%       82     2%
    Treasury management services                       4,787    4,849    4,784      5,016    4,931     (144)    -3%      (62)   -1%
    Support and other admin (4)                           33       43       53        279      177     (144)   -81%      (10)  -23%
                                                  ----------------------------   --------------------------           ------
Total headcount - full-time (3)                   $   13,264   13,510   13,562     14,253   14,179     (915)    -6%     (246)   -2%

ENDING BALANCES
-----------------------------------
Loans                                $B           $     75.0  $  77.6  $  82.2   $   85.1  $  87.6  $ (12.6)   -14%   $ (2.6)   -3%
 Assets                                                103.9    106.6    105.7      103.7    121.4    (17.5)   -14%     (2.7)   -3%

     Demand deposits                                    23.0     21.8     20.0       21.2     20.5      2.5     12%      1.2     6%
     Savings                                             2.8      2.9      2.6        N/A      N/A      N/A     N/A     (0.1)   -3%
     Time (+ Savings in 2000)                            9.4      8.2      6.0        8.0      8.4      1.0     12%      1.2    15%
     Foreign offices                                     9.3      9.9      6.6        8.5      9.6     (0.3)    -3%     (0.6)   -6%
                                                  ----------------------------   --------------------------           ------
 Total deposits                                         44.5     42.8     35.2       37.7     38.5      6.0     16%      1.7     4%

 Common equity                                           7.2      7.2      7.1        7.0      7.0      0.2      3%        -     0%

(1) Treasury management services includes both fees and fee equivalents from compensating balances.
(2) Capital markets includes trading revenues and underwriting, syndicated lending and advisory fees.
(3) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.
(4) Full Time headcount has been restated in all periods to reflect the movement of Support & Other Admin into the respective business units supported.
(5)  Prior quarters restated.
(6) Certain capitalized expenses have been reclassified from salaries to other expense in all periods.
(7) Prior period data has been changed to conform with current organizational structure.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                         2001                        2000                  3rd Qtr 2001
                                                -------------------------      ------------------------------------------------
                                                3rd Qtr  2nd Qtr  1st Qtr      4th Qtr  3rd Qtr  Chg Prior Yr.   Chg. Prior Qtr
                                                                                                -------------------------------
                                                                                                    Amt       %      Amt     %

Commercial Banking - cont'd
-------------------------------------------
AVERAGE BALANCES
------------------------------------
Loans                                 $B        $  75.6  $  80.1  $  84.3     $  86.6  $ 86.7  $ (11.1)   -13%   $ (4.5)   -6%
 Assets                                           103.7    106.9    107.3       114.1   115.3    (11.6)   -10%     (3.2)   -3%

     Demand deposits                               20.6     20.5     20.3        20.9    20.7     (0.1)     0%      0.1     0%
     Savings                                        2.8      2.7      2.6         N/A     N/A      N/A    N/A       0.1     4%
     Time (+ Savings in 2000)                       9.2      6.6      5.9         8.0     8.0      1.2     15%      2.6    39%
     Foreign offices                               10.0      9.5      7.1         9.3    10.5     (0.5)    -5%      0.5     5%
                                                -------------------------     ------------------------           ------
 Total deposits                                    42.6     39.3     35.9        38.2    39.2      3.4      9%      3.3     8%

 Common equity                                      7.2      7.2      7.1         7.0     6.9      0.3      4%        -     0%

CREDIT QUALITY
------------------------------------
Net commercial charge-offs           $MM        $   230  $   239  $   249     $   259  $  109  $   121    N/M    $   (9)   -4%

Net commercial charge-off ratio                    1.22%    1.19%    1.18%       1.20%   0.50%    0.71%            0.02%

Nonperforming assets:

      Commercial nonperforming loans $MM        $ 1,901  $ 1,752  $ 1,544     $ 1,523   1,243  $   658     53%   $  149     9%
       Other including OREO                          30       18       19          13      11       19    N/M        12    67%
                                                -------------------------     ------------------------           ------
      Total nonperforming assets                $ 1,931  $ 1,770  $ 1,563     $ 1,536  $1,254  $   677     54%   $  161     9%

Allowance for loan losses            $MM        $ 3,067  $ 3,056  $ 3,058     $ 3,044     N/A      N/A    N/A    $   11     0%
Allowance to period end loans                      4.09%    3.94%    3.72%       3.58%    N/A      N/A             0.15%
Allowance to nonperforming loans                    161%     174%     198%        200%    N/A      N/A              -13%
Nonperforming assets to related assets             2.57%    2.28%    1.90%       1.80%   1.43%    1.14%            0.29%

CORPORATE BANKING
------------------------------------
Loans  - ending balance               $B        $  40.5  $  43.3  $  47.8     $  51.7  $ 54.4  $ (13.9)   -26%   $ (2.8)   -6%
       - average balance                           41.4     45.7     49.9        53.6    54.1    (12.7)   -23%     (4.3)   -9%

Deposits - ending balance             $B        $  24.1  $  23.1  $  17.4     $  19.6  $ 19.5  $   4.6     24%   $  1.0     4%
         - average balance                         23.9     20.8     18.0        21.1    21.4      2.5     12%      3.1    15%

Credit Quality:
    Net commercial charge-offs       $MM        $   131  $   155  $   186     $   198  $   76  $    55     72%   $  (24)  -15%
    Net commercial charge-off ratio                1.27%    1.36%    1.49%       1.48%   0.56%    0.70%           -0.09%
    Nonperforming loans              $MM        $ 1,051  $ 1,050  $   952     $ 1,065  $  788  $   263     33%   $    1     0%
    Nonperforming loans to loans                   2.60%    2.42%    1.99%       2.06%   1.45%    1.15%            0.17%

SYNDICATIONS
------------------------------------
Lead Arranger Deals:
   Volume                             $B        $   9.7  $  12.8  $  14.5     $  15.4  $ 16.6  $  (6.9)   -42%   $ (3.1)  -24%
   Number of transactions                            56       56       49          54      60       (4)    -7%        -     0%
   League table standing - rank                       4        4        4           4       4        -      0%        -     0%
   League table standing - mkt share                  4%       3%       6%          6%      5%      -1%               1%

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                         2001                        2000                  3rd Qtr 2001
                                                -------------------------      ------------------------------------------------
                                                3rd Qtr  2nd Qtr  1st Qtr      4th Qtr  3rd Qtr  Chg Prior Yr.   Chg. Prior Qtr
                                                                                                -------------------------------
                                                                                                   Amt      %        Amt      %
Commercial Banking - cont'd
----------------------------------------
MIDDLE MARKET BANKING
---------------------------------
Loans  - ending balance               $B        $  34.5   $ 34.3   $ 34.4      $ 33.4  $ 33.2   $  1.3      4%   $  0.2     1%
       - average balance                           34.2     34.4     34.4        33.1    32.6      1.6      5%     (0.2)   -1%

Deposits - ending balance             $B        $  20.3   $ 19.7   $ 17.8      $ 18.1  $ 19.0   $  1.3      7%   $  0.6     3%
         - average balance                         18.7     18.6     17.9        17.1    17.8      0.9      5%      0.1     1%

Credit Quality:
    Net commercial charge-offs       $MM        $    99   $   84   $   63      $   61  $   33   $   66    N/M    $   15    18%
    Net commercial charge-off ratio                1.16%    0.98%    0.73%       0.74%   0.40%    0.75%            0.18%
    Nonperforming loans              $MM        $   850   $  702   $  592      $  458  $  455   $  395     87%   $  148    21%
    Nonperforming loans to loans                   2.46%    2.05%    1.72%       1.37%   1.37%    1.09%            0.42%

BANK ONE Corporation and Subsidiaries
Line of Business Information

                                                          2001                       2000                     3rd Qtr 2001
                                                -------------------------   -------------------------------------------------------
                                                3rd Qtr  2nd Qtr  1st Qtr   4th Qtr     3rd Qtr     Chg Prior Yr.  Chg. Prior Qtr
                                                                                                  ---------------------------------
                                                                                                      Amt     %       Amt     %
First USA - managed basis
-----------------------------------------

INCOME STATEMENT DATA
---------------------------------
Net interest income - FTE            $MM        $ 1,606  $ 1,458  $ 1,391     $ 1,417    $ 1,442  $   164     11%  $   148    10%

    Non-deposit service charges                       1        1        2           1          4       (3)   -75%        -     0%
    Credit card revenue                             309      278      247         266        284       25      9%       31    11%
    Fiduciary & investment management fees           22       21       23          37         20        2     10%        1     5%
    Investment sec. gains (losses)                    -        -        -           -          -        -      0%        -     0%
    Trading                                           -        -        -           -         (1)       1    N/M         -     0%
    Other income (loss)                              22       36       37           7         17        5     29%      (14)  -39%
                                               --------------------------   -----------------------------          -------
 Noninterest income                                 354      336      309         311        324       30      9%       18     5%
                                               --------------------------   -----------------------------          -------
 Total revenue                                    1,960    1,794    1,700       1,728      1,766      194     11%      166     9%

 Provision for credit losses                        981      962      950         880        853      128     15%       19     2%

    Salaries and employee benefits                  123      124      129         122        121        2      2%       (1)   -1%
    Other expense                                   412      398      385         515        512     (100)   -20%       14     4%
                                               --------------------------   -----------------------------          -------
 Noninterest expense (2)                            535      522      514         637        633      (98)   -15%       13     2%
                                               --------------------------   -----------------------------          -------
 Pretax income (loss) - FTE                         444      310      236         211        280      164     59%      134    43%
 Tax expense (benefit) & FTE adj                    165      117       88          77        103       62     60%       48    41%
                                               --------------------------   -----------------------------          -------
Net income                                      $   279  $   193  $   148     $   134    $   177  $   102     58%  $    86    45%
                                               ==========================   =============================          =======

 Memo: Net securitization gains                     (22)     (19)      (1)        (23)       (22)       -      0%       (3)  -16%

FINANCIAL PERFORMANCE
---------------------------------
% of average outstandings:

    Net interest income- FTE                       9.57%    9.25%    8.63%       8.59%      8.71%    0.86%            0.32%
    Provision for credit losses                    5.84%    6.11%    5.89%       5.34%      5.15%    0.69%           -0.27%
    Noninterest income                             2.11%    2.13%    1.92%       1.89%      1.96%    0.15%           -0.02%
                                               --------------------------   -----------------------------          -------
           Risk adjusted margin                    5.84%    5.27%    4.66%       5.14%      5.52%    0.32%            0.57%
    Noninterest expense                            3.19%    3.31%    3.19%       3.86%      3.82%   -0.63%           -0.12%
                                               --------------------------   -----------------------------          -------
    Pretax income (loss) - FTE                     2.64%    1.97%    1.46%       1.28%      1.69%    0.95%            0.67%
    Net income                                     1.66%    1.22%    0.92%       0.81%      1.07%    0.59%            0.44%

Return (loss) on equity                              17%      12%      10%          9%        12%       5%               5%
Efficiency ratio                                     27%      29%      30%         37%        36%      -9%              -2%
Headcount - full-time (1)                        10,245   10,785   11,122      10,901     10,856     (611)    -6%     (540)   -5%

ENDING BALANCES
---------------------------------
    Owned                             $B        $   8.4  $   6.2  $   5.5     $   4.7    $   4.8  $   3.6     75%  $   2.2    35%
     Seller's interest                             18.4     17.0     17.8        22.5       19.7     (1.3)    -7%      1.4     8%
                                               --------------------------   -----------------------------          -------
     Loans on balance sheet                        26.8     23.2     23.3        27.2       24.5      2.3      9%      3.6    16%
     Securitized                                   40.0     39.8     40.7        39.8       41.4     (1.4)    -3%      0.2     1%
                                               --------------------------   ------------------------------         -------
Loans                                           $  66.8  $  63.0  $  64.0     $  67.0    $  65.9  $   0.9      1%  $   3.8     6%

 Assets                                            70.8     64.9     67.1        70.5       69.2      1.6      2%      5.9     9%

 Common equity                                      6.4      6.3      6.2         6.2        6.1      0.3      5%      0.1     2%

(1) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.
(2) Certain capitalized expenses have been reclassified from salaries to other expense in all periods.

N/A = not available
N/M = not meaningful

BANK ONE Corporation and Subsidiaries
Line of Business Information

                                                          2001                       2000                     3rd Qtr 2001
                                                -------------------------   -------------------------------------------------------
                                                3rd Qtr  2nd Qtr  1st Qtr   4th Qtr     3rd Qtr     Chg Prior Yr.  Chg. Prior Qtr
                                                                                                  ---------------------------------
                                                                                                      Amt     %       Amt     %
First USA - managed basis - cont'd
--------------------------------------

AVERAGE BALANCES
----------------------------------
     Owned                            $B        $   7.9  $   6.0  $   5.2     $   4.9 $   4.7      $  3.2     68%   $  1.9    32%
     Seller's interest                             17.8     16.6     20.6        20.3    18.3        (0.5)    -3%      1.2     7%
                                                --------------------------    ----------------------------          ------
     Loans on balance sheet                        25.7     22.6     25.8        25.2    23.0         2.7     12%      3.1    14%
     Securitized                                   40.9     40.6     39.6        40.4    42.9        (2.0)    -5%      0.3     1%
                                                --------------------------    ----------------------------          ------
Loans                                           $  66.6  $  63.2  $  65.4     $  65.6 $  65.9      $  0.7      1%   $  3.4     5%

 Assets                                            70.2     65.3     68.2        68.6    69.2         1.0      1%      4.9     8%

 Common equity                                      6.4      6.3      6.2         6.1     6.1         0.3      5%      0.1     2%

CREDIT QUALITY
----------------------------------
Net charge-offs:
      Credit card - managed                     $   981  $   962  $   950     $   887 $   828      $  153     18%   $   19     2%

Net charge-off ratios:
      Credit card - managed                        5.89%    6.09%    5.81%       5.41%   5.03%       0.87%           -0.20%
      12 month lagged  (1)                         5.95%    5.82%    5.66%       5.16%   4.79%       1.17%            0.13%

Delinquency ratio - 30+ days                       4.25%    4.10%    4.33%       4.51%   4.14%       0.11%            0.15%
                  - 90+ days                       1.80%    1.78%    2.02%       2.02%   1.79%       0.01%            0.02%

Allowance for loan losses                       $   397  $   197  $   197     $   197     N/A         N/A    N/A    $  200   N/M
Allowance to period end owned loans                4.73%    3.18%    3.58%       4.19%    N/A         N/A             1.55%

OTHER DATA
----------------------------------
Charge volume                         $B        $  35.2  $  34.4  $  32.5     $  37.1 $  34.6      $  0.6      2%   $  0.8     2%
 New accounts opened                 000s         1,149    1,003      775         821     727         422     58%      146    15%
 Cards issued                                    58,441   50,449   50,644      51,693  53,650       4,791      9%    7,992    16%
 # FirstUSA.com customers             MM            2.8      2.6      2.4         2.1     1.9         0.9     47%      0.2     8%

(1) 3Q01 ratio includes Wachovia net charge-offs but excludes Wachovia 3Q00 loans.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                          2001                      2000                  3rd Qtr 2001
                                                -------------------------     -------------------------------------------------
                                                 3rd Qtr  2nd Qtr 1st Qtr     4th Qtr 3rd Qtr   Chg Prior Yr.    Chg. Prior Qtr
                                                                                                -------------    --------------
                                                                                                 Amt        %     Amt        %
Investment Management
-------------------------------------------

INCOME STATEMENT DATA
-----------------------------------
Net interest income - FTE            $MM        $   106  $   107  $   104     $   104  $  104   $    2      2%   $   (1)   -1%

    Non-deposit service charges                     182      172      164         172     128       54     42%       10     6%
    Service charges on deposits                       4        4        4           4       4        -      0%        -     0%
    Fiduciary & investment management fees          130      131      134         130     151      (21)   -14%       (1)   -1%
    Other income (loss)                               1        1        5          (6)      3       (2)   -67%        -     0%
                                                -------------------------     ------------------------           ------
 Noninterest income                                 317      308      307         300     286       31     11%        9     3%
                                                -------------------------     ------------------------           ------
 Total revenue                                      423      415      411         404     390       33      8%        8     2%

 Provision for credit losses                          9       13        3           7       2        7     N/M       (4)  -31%

    Salaries and employee benefits                  140      145      145         124     142       (2)    -1%       (5)   -3%
    Other expense                                   113      123      132         144     110        3      3%      (10)   -8%
                                                -------------------------     ------------------------           ------
 Noninterest expense (2)                            253      268      277         268     252        1      0%      (15)   -6%
                                                -------------------------     ------------------------           ------
 Pretax income - FTE                                161      134      131         129     136       25     18%       27    20%
 Tax expense & FTE adj                               60       51       49          47      50       10     20%        9    18%
                                                -------------------------     ------------------------           ------
Net income                                      $   101  $    83  $    82     $    82  $   86   $   15     18%   $   18    22%
                                                =========================     ========================           ======

Memo: Insurance revenues                        $ 114.9  $ 103.3  $ 100.6     $ 105.1  $ 85.2   $ 29.7     35%   $ 11.6    11%

FINANCIAL PERFORMANCE
-----------------------------------
Return on equity                                     36%      33%      34%         33%     38%      -2%               3%
Efficiency ratio                                     60%      65%      67%         66%     65%      -5%              -5%
Headcount - full-time (1)                         6,253    6,371    6,522       6,562   6,583     (330)    -5%     (118)   -2%

ENDING BALANCES
-----------------------------------
Loans                                 $B        $   7.0  $   7.1  $   6.8     $   7.0  $  6.8   $  0.2      3%   $ (0.1)   -1%
Assets                                              8.5      8.4      8.0         8.1     7.8      0.7      9%      0.1     1%

     Demand deposits                                2.1      2.3      1.7         3.3     1.6      0.5     31%     (0.2)   -9%
     Savings                                        2.9      2.5      2.7         2.2     1.8      1.1     61%      0.4    16%
     Time                                           3.3      3.3      3.4         4.0     3.8     (0.5)   -13%        -     0%
     Foreign offices                                0.2      0.1      0.1         0.1     0.2        -      0%      0.1    N/M
                                                -------------------------     ------------------------           ------
 Total deposits                                     8.5      8.2      7.9         9.6     7.4      1.1     15%      0.3     4%

 Common equity                                      1.1      1.0      1.0         1.0     0.9      0.2     22%      0.1    10%

(1) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.
(2) Certain capitalized expenses have been reclassified from salaries to other expense in all periods.

N/A = not available
N/M = not meaningful

BANK ONE Corporation and Subsidiaries
Line of Business Information

                                                          2001                       2000                     3rd Qtr 2001
                                                -------------------------   -------------------------------------------------------
                                                3rd Qtr  2nd Qtr  1st Qtr   4th Qtr     3rd Qtr     Chg Prior Yr.  Chg. Prior Qtr
                                                                                                  ---------------------------------
                                                                                                    Amt    %       Amt     %
Investment Management - cont'd
-------------------------------------------
AVERAGE BALANCES
-----------------------------------
Loans                                 $B        $   6.9  $   6.9  $   6.8     $   6.8  $  6.6   $  0.3      5%   $    -      0%
 Assets                                             8.2      8.1      8.0         7.8     7.6      0.6      8%      0.1      1%

     Demand deposits                                1.9      1.9      2.0         2.4     2.3     (0.4)   -17%        -      0%
     Savings                                        2.8      2.7      2.7         1.9     1.8      1.0     56%      0.1      4%
     Time                                           3.3      3.3      3.4         4.0     3.9     (0.6)   -15%        -      0%
     Foreign offices                                0.2      0.2      0.1         0.2     0.2        -      0%        -      0%
                                                -------------------------     -------------------------          ------
 Total deposits                                     8.2      8.1      8.2         8.5     8.2        -      0%      0.1      1%

 Common equity                                      1.1      1.0      1.0         1.0     0.9      0.2     22%      0.1     10%

CREDIT QUALITY
-----------------------------------
Net charge-offs:
    Commercial                       $MM        $     7  $    10  $     0     $     7     N/A      N/A     N/A   $   (3)   -30%
     Consumer                                         2        3        -           -     N/A      N/A     N/A       (1)   -33%
                                                -------------------------     -------------------------          ------
    Total net charge-offs                       $     9  $    13  $     0     $     7     N/A      N/A     N/A   $   (4)   -31%

Net charge-off ratios:
    Commercial                                     0.76%    1.07%    0.10%       0.55%    N/A      N/A            -0.31%
    Consumer                                       0.24%    0.37%   -0.04%       0.07%    N/A      N/A            -0.13%
    Total net charge-offs                          0.52%    0.75%    0.00%       0.41%    N/A      N/A            -0.23%

Nonperforming assets:
     Commercial                      $MM        $    37  $    37  $    38     $    36     N/A      N/A     N/A   $    -      0%
     Consumer                                         3        5        4           4     N/A      N/A     N/A       (2)   -40%
                                                -------------------------     -------------------------          ------
 Total nonperforming loans                           40       42       42          40     N/A      N/A     N/A       (2)    -5%
       Other including OREO                           1        -        -           -     N/A      N/A     N/A        1      0%
                                                -------------------------     -------------------------          ------
    Total nonperforming assets                  $    41  $    42  $    42     $    40     N/A      N/A     N/A   $   (1)    -2%

Allowance for loan losses                       $    25  $    25  $    25     $    22     N/A      N/A     N/A   $    -      0%
Allowance to period end loans                      0.36%    0.35%    0.37%       0.31%    N/A      N/A             0.01%
Allowance to nonperforming loans                     61%      60%      60%         55%    N/A      N/A                1%
Nonperforming assets to related assets             0.59%    0.59%    0.62%       0.57%    N/A      N/A            -0.01%

ASSETS UNDER MANAGEMENT
ENDING BALANCES
-----------------------------------
Mutual Funds                          $B        $  75.3  $  74.4  $  71.0     $  70.4  $ 69.4   $  5.9      9%   $  0.9      1%
Other                                              55.5     57.9     60.5        60.8    64.5     (9.0)   -14%     (2.4)    -4%
                                                -------------------------     -------------------------          ------
       Total                                    $ 130.8  $ 132.3  $ 131.5     $ 131.2  $133.9   $ (3.1)    -2%   $ (1.5)    -1%

By type
-------
Money market                          $B        $  50.6  $  47.8  $  48.0     $  43.1  $ 41.6   $  9.0     22%   $  2.8      6%
Equity                                             43.4     49.8     47.4        53.5    57.7    (14.3)   -25%     (6.4)   -13%
Fixed income                                       36.8     34.7     36.1        34.6    34.6      2.2      6%      2.1      6%
                                                -------------------------     -------------------------          ------
       Total                                    $ 130.8  $ 132.3  $ 131.5     $ 131.2  $133.9   $ (3.1)    -2%   $ (1.5)    -1%

By channel
----------
Private client services               $B        $  48.8  $  52.0  $  55.4     $  58.2  $ 60.6   $(11.8)   -19%   $ (3.2)    -6%
Retail brokerage                                    9.0      9.5      9.2         9.3     9.2     (0.2)    -2%     (0.5)    -5%
Institutional                                      55.6     54.3     51.2        48.1    49.6      6.0     12%      1.3      2%
Commercial cash sweep                               9.0      8.9      8.4         8.6     7.8      1.2     15%      0.1      1%
All other                                           8.4      7.6      7.3         7.0     6.7      1.7     25%      0.8     11%
                                                -------------------------     -------------------------          ------
       Total                                    $ 130.8  $ 132.3  $ 131.5     $ 131.2  $133.9   $ (3.1)    -2%   $ (1.5)    -1%

Morningstar Rankings *
----------------------
% of 4 & 5 ranked funds                              61%      54%      62%         49%     54%       7%               7%
% of 3+ ranked funds                                 90%      95%      95%         99%     98%      -8%              -5%

* % of customer assets in Morningstar rated funds

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and SUBSIDIARIES
Line of Business Information

                                                           2001                      2000                    3rd Qtr 2001
                                             ------------------------------  --------------------  ------------------------------
                                                3rd Qtr    2nd Qtr  1st Qtr    4th Qtr  3rd Qtr    Chg Prior Yr.   Chg Prior Qtr.
                                                                                                   ------------------------------
                                                                                                     Amt     %      Amt        %
Investment Management - cont'd
-------------------------------------

TRUST ASSETS
ENDING BALANCES
-------------------------------------
Trust assets under administration        $B     $  333.8  $  342.3  $  319.6    $ 319.4       N/A       N/A   N/A    $  (8.5)   -2%

CORPORATE TRUST SECURITIES
ENDING BALANCES
-------------------------------------
Corp. trust sec. under administration    $B     $  917.1  $  892.3  $  848.0    $ 751.1       N/A       N/A   N/A    $  24.8     3%

RETAIL BROKERAGE
-------------------------------------
Mutual fund sales                        $MM    $    548  $    559  $    614    $   557   $   625    $  (77)  -12%   $   (11)   -2%
Annuity sales                                        683       582       524        382       403       280    69%       101    17%
                                                ----------------------------    ---------------------------          -------
      Total sales                               $  1,231  $  1,141  $  1,138    $   939   $ 1,028    $  203    20%   $    90     8%
# of accounts - end of period            000s        394       393       390        384       379        15     4%         1     0%
Mkt value cust assts-end of period       $B     $   22.4  $   23.6  $   22.1    $  23.1   $  24.1    $ (1.7)   -7%   $  (1.2)   -5%
# of registered sales representatives                703       704       697        700       694         9     1%        (1)    0%
# of licensed retail bankers                       2,985     2,904     2,848      2,689     2,581       404    16%        81     3%

PRIVATE CLIENT SERVICES
-------------------------------------
# of Private Client advisors                         658       682       714        747       777      (119)  -15%       (24)   -4%
# of Private Client offices                          105       105       104        104       104         1     1%        --     0%

Client Assets:
      Assets under management            $B     $   48.8  $   52.0  $   55.4    $  58.2   $  60.6    $(11.8)  -19%   $  (3.2)   -6%

Ending Balances:
      Loans                              $B     $    6.8  $    6.9  $    6.8    $   6.7   $   6.6    $  0.2     3%   $  (0.1)   -1%
      Deposits                                       7.0       6.6       7.0        7.2       6.7       0.3     4%       0.4     6%

Average Balances:
      Loans                              $B     $    6.8  $    6.9  $    6.8    $   6.6   $   6.5    $  0.3     5%   $  (0.1)   -1%
      Deposits                                       6.8       6.9       7.0        7.0       6.8        --     0%      (0.1)   -1%

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                                2001                     2000                  3rd Qtr 2001
                                                  -----------------------------  ---------------------------------------------------
                                                   3rd Qtr   2nd Qtr   1st Qtr     4th Qtr   3rd Qtr  Chg. Prior Yr. Chg. Prior Qtr.
                                                                                                     -------------------------------
                                                                                                      Amt       %     Amt       %
Corporate/Unallocated
--------------------------------------

INCOME STATEMENT DATA
--------------------------------
Net interest income - FTE                   $MM   $  (141) $   (240) $   (201)    $   (128)  $  (147) $     6     4% $   99   41%

    Non-deposit service charges                         3        (1)       (7)         N/A       N/A      N/A   N/A       4  N/M
    Credit card revenue                                (1)       (2)        1          N/A       N/A      N/A   N/A       1   50%
    Service charges on deposits                         7         7         1          N/A       N/A      N/A   N/A       -    0%
    Fiduciary & investment management fees              -         1         -          N/A       N/A      N/A   N/A      (1) N/M
    Investment sec. gains (losses)                    (30)       69       (97)         N/A       N/A      N/A   N/A     (99) N/M
    Trading                                           (11)       (7)      (10)         N/A       N/A      N/A   N/A      (4) -57%
    Other income (loss)                                34        63       143          N/A       N/A      N/A   N/A     (29) -46%
                                                  -----------------------------  -----------------------------      --------
 Noninterest income                                     2       130        31          (47)       99      (97)  -98%   (128) -98%
                                                  -----------------------------  -----------------------------      --------
 Total revenue                                       (139)     (110)     (170)        (175)      (48)     (91)  N/M     (29) -26%

 Provision for credit losses                            -         -         -           (1)        -        -     0%      -    0%

    Salaries and employee benefits                    146       155       109          N/A       N/A      N/A   N/A      (9)  -6%
    Other expense                                     (44)      (82)     (109)         N/A       N/A      N/A   N/A      38   46%
                                                  -----------------------------  -----------------------------      --------
 Noninterest expense (2)                              102        73         -          404       180      (78)  -43%     29   40%
                                                  -----------------------------  -----------------------------      --------
 Pretax income (loss) - FTE                          (241)     (183)     (170)        (578)     (228)     (13)   -6%    (58) -32%
 Tax expense (benefit) & FTE adj                     (106)     (103)      (82)        (219)     (101)      (5)   -5%     (3)  -3%
                                                  -----------------------------  -----------------------------      --------
Net income                                        $  (135) $    (80) $    (88)    $   (359)  $  (127) $    (8)   -6% $  (55) -69%
                                                  =============================  =============================      ========

FINANCIAL PERFORMANCE
--------------------------------
 Headcount - full-time (1)                         11,786    12,255    12,586       13,303    13,694   (1,908)  -14%   (469)  -4%

ENDING BALANCES
--------------------------------
Loans                                       $B    $   0.4  $    0.7  $    0.8     $    0.1   $   0.4  $  (0.0)    0% $ (0.3) -43%
Assets                                            $  49.4  $   53.5  $   54.6     $   46.8   $  47.3  $   2.1     4% $ (4.1)  -8%

 Deposits                                            21.9      25.4      31.5         30.7      30.5     (8.6)  -28%   (3.5) -14%

 Common equity                                       (0.8)     (1.5)     (1.5)        (1.6)     (0.9)     0.1    11%    0.7   47%

AVERAGE BALANCES
--------------------------------
Loans                                       $B    $   0.8  $    0.9  $    0.7     $    0.6   $   0.5  $   0.3    60% $ (0.1) -11%
Assets                                            $  46.3  $   49.1  $   44.6     $   42.3   $  45.0  $   1.3     3% $ (2.8)  -6%

 Deposits                                            23.3      26.2      28.1         28.6      26.7     (3.4)  -13%   (2.9) -11%

 Common equity                                       (1.1)     (1.6)     (1.5)        (0.8)     (0.9)    (0.2)  -22%    0.5   31%

(1) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.
(2) Certain capitalized expenses have been reclassified from salaries to other expense in all periods.
(3) Prior period data has been changed to conform with current organizational structure.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                           2001                     2000                   3rd Qtr 2001
                                                ---------------------------   --------------------------------------------------
                                                 3rd Qtr  2nd Qtr  1st Qtr     4th Qtr  3rd Qtr  Chg. Prior Yr.  Chg. Prior Qtr.
                                                                                                --------------------------------
                                                                                                   Amt      %      Amt      %
Net Income by LOB
----------------------------------------------

Retail                               $MM          $ 310    $ 322    $ 349       $ (17)  $ 251     $ 59     24%  $   (12)   -4%
 Commercial Banking                                 199      190      188        (352)    194        5      3%        9     5%
 First USA                                          279      193      148         134     177      102     58%       86    45%
 Investment Management                              101       83       82          82      86       15     18%       18    22%
 Corporate/Unallocated                             (135)     (80)     (88)       (359)   (127)      (8)    -6%      (55)  -69%
                                                -------------------------     -------------------------         -------
Total                                             $ 754    $ 708    $ 679      $ (512)  $ 581    $ 173     30%  $    46     6%
 Accounting change                                    -      (44)       -           -       -
                                                -------------------------     -------------------
Net Income after accounting change                $ 754    $ 664    $ 679      $ (512)  $ 581

PERCENT CONTRIBUTION
----------------------------------------------
Retail                                            41.1%    45.5%    51.4%        3.3%   43.2%
Commercial Banking                                26.4%    26.8%    27.7%       68.8%   33.4%
First USA                                         37.0%    27.3%    21.8%      -26.2%   30.5%
Investment Management                             13.4%    11.7%    12.1%      -16.0%   14.8%
Corporate/Unallocated                            -17.9%   -11.3%   -13.0%       70.1%  -21.9%
                                                -------------------------     -------------------------         -------
Total                                            100.0%   100.0%   100.0%      100.0%  100.0%

 Headcount - full-time (1)                       75,801   78,491   79,157      80,778  81,291   (5,490)    -7%   (2,690)   -3%

(1) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change. Excluding this change in methodology, headcount declined 328 in 1Q01.

Glossary for Selected Noninterest Income Categories
-----------------------------------------------------------------

                                            Representative types of revenue/fees
                                            ------------------------------------
   Non-deposit service charges              Insurance fees, documentary fees,
                                            loan servicing fees, commitment
                                            fees, mutual fund commissions,
                                            syndicated management fees, leasing
                                            fees, safe deposit fees, official
                                            checks fees, ATM interchange, misc.
                                            other fee revenue

   Credit card revenue                      Credit card fees, merchant fees,
                                            interchange fees

   Service charges on deposits              Service charges on deposits,
                                            deficient balance fees, NSF/OD fees,
                                            waived fees

   Fiduciary & investment management fees   Asset management fees, personal
                                            trust fees, other trust fees,
                                            advisory fees

   Investment sec. gains (losses)           Venture capital and investment
                                            securities gains (losses)

   Trading                                  Trading and foreign exchange

   Other income (loss)                      Net securitization gains (losses),
                                            net gains (losses) on Corporate
                                            transactions

BANK ONE CORPORATION and Subsidiaries
Summary of Consolidated
Selected Financial Information                                         2001                              2000
                                                          -------------------------------       ----------------------
                                                   $MM      3rd Qtr    2nd Qtr    1st Qtr        4th Qtr      3rd Qtr
                                                          -------------------------------       ----------------------
INCOME STATEMENT DATA
--------------------------------------------------
Total revenue, net of interest expense                    $   4,016  $   3,846  $   3,792       $   3,461    $   3,942
Net interest income (FTE)                                     2,192      2,085      2,218           2,247        2,242
Noninterest income                                            1,853      1,791      1,607           1,247        1,734
Provision for credit losses                                     620        540        585           1,507          516
Noninterest expense                                           2,303      2,306      2,236           2,847        2,593
Income (loss) before cumulative effect of change
      in accounting principle                                   754        708        679            (512)         581
Net income (loss)                                               754        664        679            (512)         581

PER COMMON SHARE DATA
--------------------------------------------------
Income (loss) before cumulative effect of change
      in accounting principle:
      Basic                                               $    0.64  $    0.60  $    0.58       $   (0.44)   $    0.50
      Diluted (1)                                              0.64       0.60       0.58           (0.44)        0.50
Net income (loss):
      Basic                                               $    0.64  $    0.57  $    0.58       $   (0.44)   $    0.50
      Diluted (1)                                              0.64       0.56       0.58           (0.44)        0.50
Cash dividends declared                                        0.21       0.21       0.21            0.21         0.21
Book value                                                    17.30      16.49      16.20           15.90        16.47

BALANCE SHEET DATA - ENDING BALANCES               $MM
--------------------------------------------------
Loans:
     Managed                                              $ 222,604  $ 223,390  $ 229,942       $ 236,492    $ 237,505
     Reported                                               164,251    166,576    171,427         174,251      176,419
Deposits                                                    162,385    164,299    163,555         167,077      164,130
Long-term debt (3)                                           44,361     41,693     42,197          40,911       42,641
Total assets:
     Managed                                                310,207    312,244    315,104         309,096      324,780
     Reported                                               270,252    272,412    274,352         269,300      283,373
Common stockholders' equity                                  20,192     19,261     18,876          18,445       19,042
Total stockholders' equity                                   20,382     19,451     19,066          18,635       19,232

CREDIT QUALITY RATIOS
--------------------------------------------------
Net charge-offs to average loans -- managed                    2.58%      2.50%      2.40%           2.22%        1.86%
Allowance for credit losses to period end loans                2.73       2.54       2.45            2.36         1.75
Nonperforming assets to related assets                         1.96       1.77       1.55            1.48         1.21

FINANCIAL PERFORMANCE RATIOS
--------------------------------------------------
Return (loss) on average assets                                1.13%      0.99%      1.02%          (0.74%)       0.84%
Return (loss) on average common equity                         15.0       13.9       14.6           (10.7)        12.1
Net interest margin:
     Managed                                                   4.95       4.65       4.76            4.65         4.66
     Reported                                                  3.70       3.50       3.71            3.67         3.68
Efficiency ratio:
     Managed                                                   46.9       48.5       47.6            66.0         54.6
     Reported                                                  56.9       59.5       58.5            81.5         65.2

CAPITAL RATIOS
--------------------------------------------------
Risk-based capital:
     Tier 1                                                     8.4        8.2        7.8             7.3          7.5
     Total                                                     11.7       11.6       11.2            10.8         10.9
Tangible common equity/tangible managed assets                  5.8        5.8        5.6             5.5          5.4

COMMON STOCK DATA
--------------------------------------------------
Average shares outstanding:                        MM
      Basic                                                   1,168      1,166      1,163           1,158        1,156
      Diluted (1)                                             1,176      1,176      1,173           1,158        1,167
Stock price, quarter-end                                  $   31.47  $   35.80  $   36.18       $   36.63    $   38.06
Employees (2)                                                75,801     78,491     79,157          80,778       81,291

(1) Common equivalent shares have been excluded from the computation of diluted loss per share in the fourth quarter of 2000 as the effect would be antidilutive.
(2) Beginning in 1Q01, long-term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.
(3)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Consolidated Statements of Income                                      2001                              2000
                                                           -----------------------------         -------------------
                                                           3rd Qtr    2nd Qtr    1st Qtr         4th Qtr     3rd Qtr
                                                           -----------------------------         -------------------
Interest income                                   $MM      $ 4,179    $ 4,385    $ 4,921         $ 5,174     $ 5,185
Interest expense                                             2,016      2,330      2,736           2,960       2,977
                                                           -----------------------------         -------------------
     Net interest income                                     2,163      2,055      2,185           2,214       2,208

Non-deposit service charges                                    445        431        411             403         382
Credit card revenue                                            767        621        521             575         669
Service charges on deposits                                    388        360        331             335         320
Fiduciary and investment management fees                       190        184        187             192         196
Investment securities gains (losses)                           (42)        69        (96)            (86)         47
Trading                                                         70         61         65              15          58
Other income (loss)                                             35         65        188            (187)         62
                                                           -----------------------------         -------------------
     Total noninterest income                                1,853      1,791      1,607           1,247       1,734
                                                           -----------------------------         -------------------
     Total revenue, net of interest expense                  4,016      3,846      3,792           3,461       3,942

Provision for credit losses                                    620        540        585           1,507         516

Salaries and employee benefits                               1,046      1,072      1,020           1,100       1,159
Occupancy expense                                              175        164        167             352         175
Equipment expense                                              107        119        121             148         135
Outside service fees and processing                            303        313        256             406         345
Marketing and development                                      212        210        212             209         205
Telecommunications                                             105         95        109             122          88
Other intangible amortization                                   30         19         20              32          22
Goodwill amortization                                           17         18         17              18          17
Other                                                          308        299        314             507         449
                                                           -----------------------------         -------------------
     Total noninterest expense before merger-related
     and restructuring charges                               2,303      2,309      2,236           2,894       2,595
Merger-related and restructuring charges                         -         (3)         -             (47)         (2)
                                                           -----------------------------         -------------------
     Total noninterest expense                               2,303      2,306      2,236           2,847       2,593

Income (loss) before income taxes and cumulative effect
       of change in accounting principle                     1,093      1,000        971            (893)        833
Applicable income taxes (benefit)                              339        292        292            (381)        252
                                                           -----------------------------         -------------------
Income (loss) before cumulative effect of change
       in accounting principle                                 754        708        679            (512)        581
Cumulative effect of change in accounting principle,
       net of tax ($25)                                          -         44          -               -           -
                                                           -----------------------------         -------------------
Net income (loss)                                          $   754    $   664    $   679         $  (512)    $   581
                                                           =============================         ===================
Net income (loss) attributable to common
     stockholders' equity                                  $   751    $   661    $   676         $  (515)    $   578
                                                           =============================         ===================

Earnings (loss) per share before cumulative effect of
     change in accounting principle:
     Basic                                                 $  0.64    $  0.60    $  0.58         $ (0.44)    $  0.50
     Diluted (1)                                           $  0.64    $  0.60    $  0.58         $ (0.44)    $  0.50
Earnings (loss) per share:
     Basic                                                 $  0.64    $  0.57    $  0.58         $ (0.44)    $  0.50
     Diluted (1)                                           $  0.64    $  0.56    $  0.58         $ (0.44)    $  0.50
Average common shares outstanding (millions):
     Basic                                                   1,168      1,166      1,163           1,158       1,156
     Diluted (1)                                             1,176      1,176      1,173           1,158       1,167

(1) Common equivalent shares have been excluded from the computation of diluted loss per share in the fourth quarter of 2000 as the effect would be antidilutive.

BANK ONE CORPORATION and Subsidiaries                               Nine Months Ended
Consolidated Statements of Income                                      September 30
                                                                   -------------------
                                                                      2001      2000
                                                                   -------------------
Interest income                                              $MM   $ 13,485   $ 14,904
Interest expense                                                      7,082      8,282
                                                                   -------------------
     Net interest income                                              6,403      6,622

Non-deposit service charges                                           1,287      1,134
Credit card revenue                                                   1,909      1,724
Service charges on deposits                                           1,079        975
Fiduciary and investment management fees                                561        591
Investment securities losses                                            (69)      (149)
Trading                                                                 196        119
Other income (loss)                                                     288       (551)
                                                                   -------------------
     Total noninterest income                                         5,251      3,843
                                                                   -------------------
     Total revenue, net of interest expense                          11,654     10,465

Provision for credit losses                                           1,745      1,891

Salaries and employee benefits                                        3,138      3,502
Occupancy expense                                                       506        520
Equipment expense                                                       347        445
Outside service fees and processing                                     872      1,131
Marketing and development                                               634        691
Telecommunications                                                      309        289
Other intangible amortization                                            69        378
Goodwill amortization                                                    52         52
Other                                                                   921      1,545
                                                                   -------------------
     Total noninterest expense before merger-related
     and restructuring charges                                        6,848      8,553
Merger-related and restructuring charges                                 (3)       208
                                                                   -------------------
     Total noninterest expense                                        6,845      8,761

Income (loss) before income taxes and cumulative effect
       of change in accounting principle                              3,064       (187)
Applicable income taxes (benefit)                                       923       (188)
                                                                   -------------------
Income (loss) before cumulative effect of change
       in accounting principle                                        2,141          1
Cumulative effect of change in accounting principle,
       net of tax ($25)                                                  44          -
                                                                   -------------------
Net income (loss)                                                  $  2,097   $      1
                                                                   ===================
Net income (loss) attributable to common
    stockholders' equity                                           $  2,088   $     (8)
                                                                   ===================

Earnings (loss) per share before cumulative effect of
     change in accounting principle:
     Basic                                                         $   1.82   $  (0.01)
     Diluted (1)                                                   $   1.82   $  (0.01)
Earnings (loss) per share:
     Basic                                                         $   1.79   $  (0.01)
     Diluted (1)                                                   $   1.78   $  (0.01)
Average common shares outstanding (millions):
     Basic                                                            1,166      1,152
     Diluted (1)                                                      1,175      1,152

(1) Common equivalent shares have been excluded from the computation of diluted loss per share for the nine-months ended 2000 as the effect would be antidilutive.

BANK ONE CORPORATION and Subsidiaries
Consolidated Balance Sheets

                                                                           2001                             2000
                                                              -------------------------------       ---------------------
                                                                Sep 30    June 30    Mar 31          Dec 31      Sep 30
                                                              -------------------------------       ---------------------
ASSETS                                                    $MM
---------------------------------------------------------
Cash and due from banks                                       $  16,553  $  18,453  $  15,402       $  17,291   $  15,388
Interest bearing due from banks                                   3,307      2,106      1,971           5,210       9,919
Federal funds sold and securities under resale agreements         9,459     11,600     11,133           4,737      12,666
Trading assets                                                    5,952      7,177      5,189           2,788       7,140
Derivative product assets                                         3,261      3,145      3,908           2,322       3,492
Investment securities                                            52,070     49,732     52,966          50,561      45,262
Loans                                                           164,251    166,576    171,427         174,251     176,419
Allowance for credit losses                                      (4,479)    (4,229)    (4,205)         (4,110)     (3,090)
                                                              -------------------------------       ---------------------
    Loans, net                                                  159,772    162,347    167,222         170,141     173,329
Other assets:
  Premises and equipment, net                                     2,604      2,645      2,761           2,894       2,976
  Customer's acceptance liability                                   296        343        287             402         511
  Other                                                          16,978     14,864     13,513          12,954      12,690
                                                              -------------------------------       ---------------------
    Total assets                                              $ 270,252  $ 272,412  $ 274,352       $ 269,300   $ 283,373
                                                              ===============================       =====================

LIABILITIES
---------------------------------------------------------
Deposits:
  Demand                                                      $  29,958  $  30,662  $  29,102       $  30,738   $  28,424
  Savings                                                        69,786     66,974     63,469          63,414      62,456
  Time                                                           41,919     44,262     46,518          47,958      46,945
  Foreign offices                                                20,722     22,401     24,466          24,967      26,305
                                                              -------------------------------       ---------------------
    Total deposits                                              162,385    164,299    163,555         167,077     164,130
Federal funds purchased and repurchase agreements                16,696     17,779     14,789          12,120      23,983
Other short-term borrowings                                      10,901     13,310     16,970          18,003      19,800
Long-term debt                                                   41,046     38,903     39,407          38,428      40,152
Guaranteed preferred beneficial interest in the
      Corporation's junior subordinated debt                      3,315      2,790      2,790           2,483       2,489
Acceptances outstanding                                             296        343        287             402         511
Derivative product liabilities                                    2,743      3,051      3,470           2,212       3,149
Other liabilities                                                12,488     12,486     14,018           9,940       9,927
                                                              -------------------------------       ---------------------
    Total liabilities                                           249,870    252,961    255,286         250,665     264,141
                                                              -------------------------------       ---------------------

STOCKHOLDERS' EQUITY
---------------------------------------------------------
Preferred stock                                                     190        190        190             190         190
Common stock                                                         12         12         12              12          12
Surplus                                                          10,332     10,329     10,394          10,487      10,584
Retained earnings                                                10,413      9,907      9,491           9,060       9,819
Accumulated other adjustments to stockholders' equity               203       (207)      (105)             (5)        (71)
Deferred compensation                                              (138)      (156)      (174)           (121)       (157)
Treasury stock                                                     (630)      (624)      (742)           (988)     (1,145)
                                                              -------------------------------       ---------------------
    Total stockholders' equity                                   20,382     19,451     19,066          18,635      19,232
                                                              -------------------------------       ---------------------

    Total liabilities and stockholders' equity                $ 270,252  $ 272,412  $ 274,352       $ 269,300   $ 283,373
                                                              ===============================       =====================

Common Shares -- period-end:                               MM
      Issued                                                      1,181      1,181      1,181           1,181       1,181
      Treasury shares                                                14         13         16              21          25
                                                              -------------------------------       ---------------------
      Outstanding                                                 1,167      1,168      1,165           1,160       1,156
                                                              ===============================       =====================

BANK ONE CORPORATION and Subsidiaries
Credit Quality                                                         2001                             2000
                                                           -----------------------------         ------------------
                                                           3rd Qtr    2nd Qtr    1st Qtr         4th Qtr    3rd Qtr
                                                           -----------------------------         ------------------
Provision for credit losses                       $MM      $   620    $   540    $   585         $ 1,507    $   516

Gross charge-offs                                          $   636    $   596    $   586         $   558    $   388
Recoveries                                                      70         80         97              71         69
                                                           -----------------------------         ------------------
  Net charge-offs                                          $   566    $   516    $   489         $   487    $   319
                                                           =============================         ==================

Net charge-offs:
  Commercial                                               $   257    $   255    $   255         $   280    $   116
  Consumer                                                     191        174        160             142        147
  Credit card                                                  118         87         74              65         56
                                                           -----------------------------         ------------------
    Total net charge-offs                                  $   566    $   516    $   489         $   487    $   319
    Credit card net charge-offs -- managed                     981        962        950             887        828
    Consumer net charge-offs -- managed (1)                    205        198        200             142        147
    Total net charge-offs -- managed                       $ 1,443    $ 1,415    $ 1,405         $ 1,309    $ 1,091

Net charge-off ratios:
  Commercial                                                  1.14%      1.07%      1.03%           1.10%      0.46%
  Consumer                                                    1.14       1.03       0.93            0.82       0.87
  Credit card                                                 5.95       5.83       5.65            5.29       4.76
                                                           -----------------------------         ------------------
    Total net charge-off ratio                                1.37       1.22       1.13            1.11       0.74
    Credit card net charge-off ratio -- managed               5.89       6.09       5.81            5.41       5.03
    Consumer net charge-off ratio -- managed (1)              1.22       1.17       1.16            0.82       0.87
    Total net charge-off ratio -- managed                     2.58       2.50       2.40            2.22       1.86

Allowance for credit losses -- period-end                  $ 4,479    $ 4,229    $ 4,205         $ 4,110    $ 3,090

Nonperforming assets -- period-end:
  Nonperforming loans:
       Commercial                                          $ 2,172    $ 2,022    $ 1,805         $ 1,761    $ 1,464
       Consumer                                                940        832        754             714        562
                                                           -----------------------------         ------------------
            Total                                            3,112      2,854      2,559           2,475      2,026
  Other, including other real estate owned                     116         97        106              98        110
                                                           -----------------------------         ------------------
    Total nonperforming assets                             $ 3,228    $ 2,951    $ 2,665         $ 2,573    $ 2,136
                                                           =============================         ==================

Allowance to period end loans                                 2.73%      2.54%      2.45%           2.36%      1.75%
Allowance to nonperforming loans                               144        148        164             166        153
Nonperforming assets to related assets                        1.96       1.77       1.55            1.48       1.21

Credit card delinquency rate - managed:
            30+ days                                          4.25%      4.10%      4.33%           4.51%      4.14%
            90+ days                                          1.79       1.78       2.02            2.02       1.79

(1) Third quarter 2001, second quarter 2001 and first quarter 2001 amounts include $14 million, $24 million and $40 million, respectively, of charge-offs which are not so classified in the company's GAAP financials because they are part of a portfolio which has been accounted for as loans held at a discount. The inclusion of these amounts in charge-offs more accurately reflects the performance of the portfolio. In the Corporation's financial statements, these items result in a higher provision in excess of net charge-offs.

BANK ONE CORPORATION and Subsidiaries
Capital and Related Information

                                                                       2001                              2000
                                                          -------------------------------        ---------------------
                                                           3rd Qtr    2nd Qtr    1st Qtr          4th Qtr     3rd Qtr
                                                          -------------------------------        ---------------------
CAPITAL RATIOS
------------------------------------------------
Tier 1 (2)                                                      8.4%       8.2%       7.8%             7.3%        7.5%
Total (2)                                                      11.7       11.6       11.2             10.8        10.9
Tangible common equity/tangible managed assets                  5.8        5.8        5.6              5.5         5.4

Tier 1 capital                                     $MM    $  21,330  $  21,243  $  20,727        $  19,824   $  20,433
Tier 2 capital                                                8,547      8,930      9,148            9,316       9,119
                                                          -------------------------------        ---------------------
    Total capital                                         $  29,877  $  30,173  $  29,875        $  29,140   $  29,552
                                                          ===============================        =====================

Total risk weighted assets                                $ 254,943  $ 259,372  $ 266,077        $ 270,182   $ 272,095
                                                          ===============================        =====================

INTANGIBLE ASSETS                                  $MM
------------------------------------------------
Goodwill                                                  $   1,577  $     824  $     841        $     858   $     876
Other nonqualifying intangibles                                 289        273        299              375         405
                                                          -------------------------------        ---------------------
    Subtotal                                                  1,866      1,097      1,140            1,233       1,281
Qualifying intangibles                                          442        205        205              214         235
                                                          -------------------------------        ---------------------
    Total                                                 $   2,308  $   1,302  $   1,345        $   1,447   $   1,516
                                                          ===============================        =====================

MANAGED INCOME STATEMENT STATISTICS (1)            $MM
------------------------------------------------
Net Interest income -- FTE                                $   3,450  $   3,244  $   3,308        $   3,319   $   3,346
Credit card revenue                                             372        338        307              325         337
Other noninterest income                                      1,086      1,170      1,086              672       1,065
Provision for credit losses                                   1,483      1,415      1,461            2,329       1,288
Noninterest expense                                           2,303      2,306      2,236            2,847       2,593
Income (loss) before cumulative effect of change
       In accounting principle                                  754        708        679             (512)        581
Net Income (loss)                                               754        664        679             (512)        581

(1) Adjusted for credit card securitization activity.
(2) Excludes $190 million of preferred stock called for redemption as of September 30, 2001.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Managed Basis (1)                                                    2001                             2000
                                                          -------------------------------       --------------------
                                                           3rd Qtr    2nd Qtr    1ST Qtr         4th Qtr    3rd Qtr
                                                          -------------------------------       --------------------
AVERAGE BALANCE SHEET                              $MM
-----------------------------------------------
Assets
------
Short-term investments                                    $  12,704  $  15,050  $  12,221       $  16,272  $  18,673
Trading assets (2)                                            6,982      7,276      5,703           6,140      8,252
Investment securities: (2)
   U.S. government and federal agency                        21,655     20,013     19,327          14,765     12,163
   States and political subdivisions                          1,303      1,265      1,269           1,283      1,308
   Other                                                      9,473      9,605      9,519           9,227     10,571
                                                          -------------------------------       --------------------
 Total investment securities                                 32,431     30,883     30,115          25,275     24,042

Loans (2) (3)                                               224,122    226,352    233,882         236,308    234,404
                                                          -------------------------------       --------------------
       Total earning assets                                 276,239    279,561    281,921         283,995    285,371
Allowance for credit losses                                  (4,499)    (4,255)    (4,216)         (3,499)    (3,036)
Other assets - nonearning                                    34,993     33,543     31,392          33,319     33,534
                                                          -------------------------------       --------------------
            Total assets                                  $ 306,733  $ 308,849  $ 309,097       $ 313,815  $ 315,869
                                                          ===============================       ====================

Liabilities and Stockholders' Equity
------------------------------------
Deposits -- interest-bearing:
  Savings                                                 $  14,969  $  15,888  $  15,491       $  15,543  $  16,287
  Money market                                               53,189     48,914     47,006          47,084     47,080
  Time                                                       42,891     45,649     47,267          47,480     45,906
  Foreign offices                                            21,817     22,782     24,081          25,950     26,228
                                                          -------------------------------       --------------------
 Total deposits -- interest-bearing                         132,866    133,233    133,845         136,057    135,501
Federal funds purchased and securities
  under repurchase agreements                                17,038     16,890     17,129          18,564     19,331
Other short-term borrowings                                  52,104     55,614     57,835          58,295     61,788
Long-term debt                                               42,862     42,191     41,781          41,395     41,018
                                                          -------------------------------       --------------------
       Total interest-bearing liabilities                   244,870    247,928    250,590         254,311    257,638
Demand deposits                                              28,576     28,575     26,827          27,194     26,456
Other liabilities                                            13,203     13,039     12,675          12,943     12,706
Preferred stock                                                 190        190        190             190        190
Common stockholders' equity                                  19,894     19,117     18,815          19,177     18,879
                                                          -------------------------------       --------------------
            Total liabilities and equity                  $ 306,733  $ 308,849  $ 309,097       $ 313,815  $ 315,869
                                                          ===============================       ====================

(1) Managed data adjusted for credit card securitization activity.
(2) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Managed Basis (1)                                                     2001                              2000
                                                            -----------------------------          ------------------
                                                            3rd Qtr    2nd Qtr    1st Qtr          4th Qtr    3rd Qtr
                                                            -----------------------------          ------------------
INCOME / EXPENSE                                   $MM
------------------------------------------------
Assets
------
Short-term investments                                      $   117    $   172    $   185          $   272    $   306
Trading assets (2)                                               78         85         83              101        138
Investment securities: (2)
   U.S. government and federal agency                           312        282        274              228        212
   States and political subdivisions                             25         23         24               25         25
   Other                                                        117        124        149              141        143
                                                            -----------------------------          ------------------
 Total investment securities                                    454        429        447              394        380

 Loans (2) (3)                                                5,243      5,385      5,928            6,220      6,248
                                                            -----------------------------          ------------------
       Total earning assets                                 $ 5,892    $ 6,071    $ 6,643          $ 6,987    $ 7,072
                                                            =============================          ==================

Liabilities and Stockholders' Equity
------------------------------------
Deposits -- interest-bearing:
  Savings                                                   $    42    $    45    $    51          $    57    $    62
  Money market                                                  305        330        384              429        419
  Time                                                          621        688        743              759        728
  Foreign offices                                               195        249        342              397        410
                                                            -----------------------------          ------------------
 Total deposits -- interest-bearing                           1,163      1,312      1,520            1,642      1,619
Federal funds purchased and securities
  under repurchase agreements                                   145        177        231              284        311
Other short-term borrowings                                     539        695        882            1,000      1,068
Long-term debt                                                  595        643        702              742        728
                                                            -----------------------------          ------------------
       Total interest-bearing liabilities                   $ 2,442    $ 2,827    $ 3,335          $ 3,668    $ 3,726
                                                            =============================          ==================

Interest income/earning assets                              $ 5,892    $ 6,071    $ 6,643          $ 6,987    $ 7,072
Interest expense/earning assets                               2,442      2,827      3,335            3,668      3,726
                                                            -----------------------------          ------------------
Net interest income/margin                                  $ 3,450    $ 3,244    $ 3,308          $ 3,319    $ 3,346
                                                            =============================          ==================

(1) Managed data adjusted for credit card securitization activity.
(2) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Managed Basis (1)                                       2001                             2000
                                               ---------------------------           ----------------
                                               3rd Qtr   2nd Qtr   1st Qtr           4th Qtr  3rd Qtr
                                               ---------------------------           ----------------
YIELDS AND RATES
--------------------------------------------
Assets
------
Short-term investments                         3.65%      4.58%       6.14%           6.65%      6.52%
Trading assets (2)                             4.43       4.69        5.90            6.54       6.65
Investment securities: (2)
   U.S. government and federal agency          5.72       5.65        5.75            6.14       6.93
   States and political subdivisions           7.61       7.29        7.67            7.75       7.60
   Other                                       4.90       5.18        6.35            6.08       5.38
                                               ---------------------------           ----------------
 Total Investment securities                   5.55       5.57        6.02            6.20       6.29

Loans (2) (3)                                  9.28       9.54       10.28           10.47      10.60
       Total earning assets                    8.46       8.71        9.56            9.79       9.86

Liabilities and Stockholders' Equity
------------------------------------
Deposits -- interest-bearing:
  Savings                                      1.11       1.14        1.34            1.46       1.51
  Money market                                 2.28       2.71        3.31            3.62       3.54
  Time                                         5.74       6.05        6.38            6.36       6.31
  Foreign offices                              3.55       4.38        5.76            6.09       6.22
 Total deposits -- interest-bearing            3.47       3.95        4.61            4.80       4.75
Federal funds purchased and securities
  under repurchase agreements                  3.38       4.20        5.47            6.09       6.40
Other short-term borrowings                    4.10       5.01        6.18            6.82       6.88
Long-term debt                                 5.51       6.11        6.81            7.13       7.06
       Total interest-bearing liabilities      3.96       4.57        5.40            5.74       5.75

Interest income/earning assets                 8.46%      8.71%       9.56%           9.79%      9.86%
Interest expense/earning assets                3.51       4.06        4.80            5.14       5.20
                                               ---------------------------           ----------------
Net interest margin                            4.95%      4.65%       4.76%           4.65%      4.66%
                                               ===========================           ================

(1) Managed data adjusted for credit card securitization activity.
(2) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates                                   Nine Months Ended
- Managed Basis (1)                                                          September 30
                                               ----------------------------------------------------------------------
                                                             2001                                  2000
                                               --------------------------------      --------------------------------
YIELDS AND RATES
-------------------------------------------
Assets
------
Short-term investments                         $  13,327   $    474        4.76%     $  17,166    $    808       6.29%
Trading assets (2)                                 6,658        246        4.94          7,205         338       6.27
Investment securities: (2)
   U.S. government and federal agency             20,340        868        5.71         14,285         730       6.83
   States and political subdivisions               1,279         72        7.53          1,396          80       7.65
   Other                                           9,532        390        5.47         11,851         475       5.35
                                               --------------------------------      --------------------------------
 Total investment securities                      31,151      1,330        5.71         27,532       1,285       6.23

 Loans (2) (3)                                   228,083     16,556        9.70        232,145      18,218      10.48
                                               --------------------------------      --------------------------------
       Total earning assets                      279,219   $ 18,606        8.91%       284,048    $ 20,649       9.71%
                                                           ====================                   ===================
Allowance for credit losses                       (4,320)                               (2,646)
Other assets - nonearning                         33,319                                33,943
                                               ---------                             ---------
            Total assets                       $ 308,218                             $ 315,345
                                               =========                             =========

Liabilities and Stockholders' Equity
------------------------------------
Deposits -- interest-bearing:
  Savings                                      $  15,447   $    138        1.19%     $  16,732    $    183       1.46%
  Money market                                    49,726      1,019        2.74         47,710       1,229       3.44
  Time                                            45,253      2,052        6.06         42,237       1,887       5.97
  Foreign offices                                 22,885        786        4.59         28,166       1,196       5.67
                                               --------------------------------      --------------------------------
 Total deposits -- interest-bearing              133,311      3,995        4.01        134,845       4,495       4.45
Federal funds purchased and securities
  under repurchase agreements                     17,019        553        4.34         19,094         858       6.00
Other short-term borrowings                       55,164      2,116        5.13         63,184       3,104       6.56
Long-term debt                                    42,282      1,940        6.13         38,723       2,005       6.92
                                               --------------------------------      --------------------------------
       Total interest-bearing liabilities        247,776   $  8,604        4.64%       255,846    $ 10,462       5.46%
                                                           ====================                   ===================
Demand deposits                                   27,999                                27,353
Other liabilities                                 12,974                                12,505
Preferred stock                                      190                                   190
Common stockholders' equity                       19,279                                19,451
                                               ---------                             ---------
            Total liabilities and equity       $ 308,218                             $ 315,345
                                               =========                             =========

Interest income/earning assets                             $ 18,606        8.91%                  $ 20,649       9.71%
Interest expense/earning assets                               8,604        4.12                     10,462       4.92
                                                           --------------------                   -------------------
Net interest income/margin                                 $ 10,002        4.79%                  $ 10,187       4.79%
                                                           ====================                   ===================

(1) Managed data adjusted for credit card securitization activity.
(2) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Reported Basis (1)                                                   2001                             2000
                                                          -------------------------------       --------------------
                                                           3rd Qtr    2nd Qtr    1st Qtr         4th Qtr    3rd Qtr
                                                          -------------------------------       --------------------
AVERAGE BALANCE SHEET                              $MM
------------------------------------------------
Assets
------
Short-term investments                                    $  12,704  $  15,050  $  12,221       $  16,272  $  18,673
Trading assets (1)                                            6,982      7,276      5,703           6,140      8,252
Investment securities: (1)
   U.S. government and federal agency                        21,655     20,013     19,327          14,765     12,163
   States and political subdivisions                          1,303      1,265      1,269           1,283      1,308
   Other                                                     27,292     26,227     30,141          29,485     28,861
                                                          -------------------------------       --------------------
 Total investment securities                                 50,250     47,505     50,737          45,533     42,332

Loans (1) (2)                                               165,416    169,140    173,677         175,588    173,259
                                                          -------------------------------       --------------------
       Total earning assets                                 235,352    238,971    242,338         243,533    242,516
Allowance for credit losses                                  (4,499)    (4,255)    (4,216)         (3,499)    (3,036)
Other assets - nonearning                                    34,993     33,543     31,392          33,319     33,534
                                                          -------------------------------       --------------------
            Total assets                                  $ 265,846  $ 268,259  $ 269,514       $ 273,353  $ 273,014
                                                          ===============================       ====================

Liabilities and Stockholders' Equity
------------------------------------
Deposits -- interest-bearing:
  Savings                                                 $  14,969  $  15,888  $  15,491       $  15,543  $  16,287
  Money market                                               53,189     48,914     47,006          47,084     47,080
  Time                                                       42,891     45,649     47,267          47,480     45,906
  Foreign offices                                            21,817     22,782     24,081          25,950     26,228
                                                          -------------------------------       --------------------
 Total deposits -- interest-bearing                         132,866    133,233    133,845         136,057    135,501
Federal funds purchased and securities
  under repurchase agreements                                17,038     16,890     17,129          18,564     19,331
Other short-term borrowings                                  11,217     15,024     18,252          17,833     18,933
Long-term debt                                               42,862     42,191     41,781          41,395     41,018
                                                          -------------------------------       --------------------
       Total interest-bearing liabilities                   203,983    207,338    211,007         213,849    214,783
Demand deposits                                              28,576     28,575     26,827          27,194     26,456
Other liabilities                                            13,203     13,039     12,675          12,943     12,706
Preferred stock                                                 190        190        190             190        190
Common stockholders' equity                                  19,894     19,117     18,815          19,177     18,879
                                                          -------------------------------       --------------------
            Total liabilities and equity                  $ 265,846  $ 268,259  $ 269,514       $ 273,353  $ 273,014
                                                          ===============================       ====================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Reported Basis (1)                                                    2001                             2000
                                                            -----------------------------         ------------------
                                                            3rd Qtr    2nd Qtr    1st Qtr         4th Qtr    3rd Qtr
                                                            -----------------------------         ------------------
INCOME / EXPENSE                                   $MM
-----------------------------------------------
Assets
------
Short-term investments                                      $   117    $   172    $   185         $   272    $   306
Trading assets (1)                                               78         85         83             101        138
Investment securities: (1)
   U.S. government and federal agency                           312        282        274             228        212
   States and political subdivisions                             25         23         24              25         25
   Other                                                        473        445        572             620        603
                                                            -----------------------------         ------------------
 Total investment securities                                    810        750        870             873        840

Loans (1) (2)                                                 3,204      3,408      3,816           3,961      3,935
                                                            -----------------------------         ------------------
       Total earning assets                                 $ 4,209    $ 4,415    $ 4,954         $ 5,207    $ 5,219
                                                            =============================         ==================

Liabilities and Stockholders' Equity
------------------------------------
Deposits -- interest-bearing:
  Savings                                                   $    42    $    45    $    51         $    57    $    62
  Money market                                                  305        330        384             429        419
  Time                                                          621        688        743             759        728
  Foreign offices                                               195        249        342             397        410
                                                            -----------------------------         ------------------
 Total deposits -- interest-bearing                           1,163      1,312      1,520           1,642      1,619
Federal funds purchased and securities
  under repurchase agreements                                   145        177        231             284        311
Other short-term borrowings                                     113        198        283             292        319
Long-term debt                                                  595        643        702             742        728
                                                            -----------------------------         ------------------
       Total interest-bearing liabilities                   $ 2,016    $ 2,330    $ 2,736         $ 2,960    $ 2,977
                                                            =============================         ==================

Interest income/earning assets                              $ 4,209    $ 4,415    $ 4,954         $ 5,207    $ 5,219
Interest expense/earning assets                               2,016      2,330      2,736           2,960      2,977
                                                            -----------------------------         ------------------
Net interest income/margin                                  $ 2,193    $ 2,085    $ 2,218         $ 2,247    $ 2,242
                                                            =============================         ==================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Reported Basis (1)                                                    2001                          2000
                                                            -----------------------------     -------------------
                                                            3rd Qtr    2nd Qtr    1st Qtr     4th Qtr     3rd Qtr
                                                            -----------------------------     -------------------
YIELDS AND RATES
----------------------------------------------
Assets
------
Short-term investments                                         3.65%      4.58%      6.14%       6.65%       6.52%
Trading assets (1)                                             4.43       4.69       5.90        6.54        6.65
Investment securities: (1)
   U.S. government and federal agency                          5.72       5.65       5.75        6.14        6.93
   States and political subdivisions                           7.61       7.29       7.67        7.75        7.60
   Other                                                       6.88       6.81       7.70        8.37        8.31
                                                            -----------------------------     -------------------
 Total investment securities                                   6.40       6.33       6.95        7.63        7.89

 Loans (1) (2)                                                 7.68       8.08       8.91        8.97        9.04
       Total earning assets                                    7.10       7.41       8.29        8.51        8.56

Liabilities and Stockholders' Equity
------------------------------------
Deposits -- interest-bearing:
  Savings                                                      1.11       1.14       1.34        1.46        1.51
  Money market                                                 2.28       2.71       3.31        3.62        3.54
  Time                                                         5.74       6.05       6.38        6.36        6.31
  Foreign offices                                              3.55       4.38       5.76        6.09        6.22
 Total deposits -- interest-bearing                            3.47       3.95       4.61        4.80        4.75
Federal funds purchased and securities
  under repurchase agreements                                  3.38       4.20       5.47        6.09        6.40
Other short-term borrowings                                    4.00       5.29       6.29        6.51        6.70
Long-term debt                                                 5.51       6.11       6.81        7.13        7.06
       Total interest-bearing liabilities                      3.92       4.51       5.26        5.51        5.51

Interest income/earning assets                                 7.10%      7.41%      8.29%       8.51%       8.56%
Interest expense/earning assets                                3.40       3.91       4.58        4.84        4.88
                                                            -----------------------------     -------------------
Net interest margin                                            3.70%      3.50%      3.71%       3.67%       3.68%
                                                            =============================     ===================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates                                Nine Months Ended
- Reported Basis (1)                                                      September 30
                                             ----------------------------------------------------------------------
                                                           2001                                  2000
                                             --------------------------------      --------------------------------
YIELDS AND RATES
------------------------------------
Assets
------
Short-term investments                       $  13,327   $    474        4.76%     $  17,166    $    808       6.29%
Trading assets (1)                               6,658        246        4.94          7,205         338       6.27
Investment securities: (1)
   U.S. government and federal agency           20,340        868        5.71         14,285         730       6.83
   States and political subdivisions             1,279         72        7.53          1,396          80       7.65
   Other                                        27,876      1,490        7.15         29,690       1,742       7.84
                                             --------------------------------      --------------------------------
 Total investment securities                    49,495      2,430        6.56         45,371       2,552       7.51

 Loans (1) (2)                                 169,381     10,428        8.23        170,485      11,311       8.86
                                             --------------------------------      --------------------------------
       Total earning assets                    238,861   $ 13,578        7.60%       240,227    $ 15,009       8.35%
                                                         ====================                   ===================
Allowance for credit losses                     (4,320)                               (2,646)
Other assets - nonearning                       33,319                                33,943
                                             ---------                             ---------
            Total assets                     $ 267,860                             $ 271,524
                                             =========                             =========

Liabilities and Stockholders' Equity
------------------------------------
Deposits -- interest-bearing:
  Savings                                    $  15,447   $    138        1.19%     $  16,732    $    183       1.46%
  Money market                                  49,726      1,019        2.74         47,710       1,229       3.44
  Time                                          45,253      2,052        6.06         42,237       1,887       5.97
  Foreign offices                               22,885        786        4.59         28,166       1,196       5.67
                                             --------------------------------      --------------------------------
 Total deposits -- interest-bearing            133,311      3,995        4.01        134,845       4,495       4.45
Federal funds purchased and securities
  under repurchase agreements                   17,019        553        4.34         19,094         858       6.00
Other short-term borrowings                     14,806        594        5.36         19,363         924       6.37
Long-term debt                                  42,282      1,940        6.13         38,723       2,005       6.92
                                             --------------------------------      --------------------------------
       Total interest-bearing liabilities      207,418   $  7,082        4.56%       212,025    $  8,282       5.22%
                                                         ====================                   ===================
Demand deposits                                 27,999                                27,353
Other liabilities                               12,974                                12,505
Preferred stock                                    190                                   190
Common stockholders' equity                     19,279                                19,451
                                             ---------                             ---------
            Total liabilities and equity     $ 267,860                             $ 271,524
                                             =========                             =========

Interest income/earning assets                           $ 13,578        7.60%                  $ 15,009       8.35%
Interest expense/earning assets                             7,082        3.96                      8,282       4.61
                                                         --------------------                   -------------------
Net interest income/margin                               $  6,496        3.64%                  $  6,727       3.74%
                                                         ====================                   ===================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in balances used to determine the average rate.